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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Penske Automotive Group, Inc.
(Name of Registrant as Specified In Its Charter)

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2020 Proxy Statement

Annual Meeting of Stockholders
The Annual Meeting of Stockholders of
Penske Automotive Group, Inc. will be held May 13, 2020
2555 Telegraph Road
Bloomfield Hills, Michigan 48302

Dear Fellow Stockholder:

At the date of this letter, the Coronavirus continues to impact our daily business. Our focus is to ensure we meet customer needs while doing our part to keep our customers, employees and our communities safe. We have enhanced our cleaning procedures, both for facilities and vehicles, and instructed employees who feel ill to stay home, among other measures.

We currently plan to hold the 2020 Annual Meeting open to stockholders as provided in the enclosed proxy. However, we will continue to monitor the current Coronavirus situation closely and will provide notice via a website posting if any changes to the Annual Meeting are necessary.

The past year was a remarkable period for our business. Although we faced unprecedented challenges from Brexit, changing vehicle tastes in response to new emissions standards (especially in Europe), industry mobility developments and rapidly-changing technology, the diversification provided by our investments across transportation services drove our business. Overall, I was very pleased with our performance last year.

In retail automotive, we celebrated our 20th anniversary since the initial acquisition of the business in 1999. Since then, we have grown Penske Automotive Group organically and through acquisition and 2019 was no exception. Some highlights from the past year include:

•
Moving up to #136 on the Fortune 500 list

•
Opening two greenfield used vehicle SuperCenters

•
The acquisition of Warner Truck Centers, which nearly doubles the size our commercial vehicle business, while making our company the largest Freightliner and Western Star dealer in the United States

•
Thirty-three of our dealerships were named to the Automotive News Top 100 Dealerships to Work For in the United States. For the second year in a row, a Penske dealership was ranked #1 in the United States

•
Returning $305 million in capital to our shareholders through dividends and share repurchases

Our success is driven by each and every one of our 27,000 employees and their unwavering commitment to customer satisfaction. Their relentless focus on driving repeat and referral business by exceeding the expectations of our customers through best-in-class customer service and the highest level of integrity.

We ask that you cast your vote as soon as possible. This will assure your shares are represented at the meeting. We appreciate your continued support, and we hope that you will stay safe and healthy.

Sincerely,
/s/ Roger S. Penske
Roger S. Penske Chair of the Board and Chief Executive Officer
Bloomfield Hills, Michigan March 19, 2020

Penske Automotive Group, Inc.

Notice of 2020 Annual Meeting of Stockholders

Date:	May 13, 2020
Time:	8:00 a.m. Eastern Daylight Time
Place:	2555 Telegraph Road Bloomfield Hills, Michigan 48302
Record date:	March 17, 2020. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.
Items of business:

•

To elect thirteen directors to serve until the next annual meeting

•

To approve our 2020 Equity Incentive Plan

•

To ratify the selection of Deloitte & Touche LLP as our independent auditor for 2020

•

To approve, on a non-binding advisory basis, the compensation paid to our named executive officers

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily via the internet. On or about March 27, 2020, we will send our stockholders a notice of internet availability of proxy materials containing instructions on how to access our proxy materials, including our proxy statement and our 2019 annual report to stockholders. The notice of internet availability of proxy materials also instructs you on how to vote via the internet. Other stockholders, in accordance with their prior requests, will receive e-mail notification of how to access our proxy materials and vote via the internet or will be mailed paper copies of our proxy materials and a proxy card or voting instruction form.

Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting and conserve natural resources. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the notice of internet availability of proxy materials.

Our proxy statement, proxy card and 2019 annual report to stockholders are available at www.envisionreports.com/pag.

By order of the Board of Directors:

/s/ Shane M. Spradlin
 Shane M. Spradlin
Executive Vice President, General Counsel and Secretary

Bloomfield Hills, Michigan
March 19, 2020

Proxy summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Date:	May 13, 2020
Time:	8:00 a.m. Eastern Daylight Time
Place:	2555 Telegraph Road Bloomfield Hills, Michigan 48302
Record date:	March 17, 2020
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Admission to meeting:	Among other matters, proof of share ownership will be required to enter the Penske Automotive Annual Meeting — see "Information about Attending the Meeting" on page 46 for details.
Access to company appointed proxies:	If you are attending the meeting, you will have access to the company appointed proxies

Meeting agenda

•
Election of thirteen directors
•
Approval of our 2020 Equity Incentive Plan
•
Ratification of Deloitte & Touche LLP as our independent auditor for 2020
•
Advisory vote on named executive officer compensation

Voting Matters and Vote Recommendation

Matter	Board vote recommendation	Page Reference
Election of directors	For each director nominee	Page 4
Approval of our 2020 Equity Incentive Plan	For	Page 15
Ratification of Deloitte & Touche LLP as our independent auditor for 2020	For	Page 20
Advisory vote on named executive officer compensation	For	Page 23

i

Our Director Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

Name	Age	Director	Occupation	Independent	Committee Memberships

		since			AC	CC	NCG	EC
John D. Barr	72	2002	Retired Chairman Papa Murphy's Holdings, Inc.	•	F
Lisa Davis	56	2017	Former Chief Executive Officer Gas and Power and Managing Board Member Siemens AG	•		M	M
Wolfgang Dürheimer	61	2018	Retired Chairman and CEO Bentley Motors Ltd.	•		M
Michael R. Eisenson	64	1993	Founding Partner and Co-Chairman Charlesbank Capital Partners					M
Robert H. Kurnick, Jr.	58	2006	President, Penske Automotive Group					M
Kimberly J. McWaters	55	2004	Retired President and CEO, Universal Technical Institute, Inc.	•	F		C
Greg Penske	57	n/a	Chairman, and Chief Executive Officer, Penske Motor Group
Roger S. Penske	83	1999	Chair and Chief Executive Officer Penske Automotive Group					C
Sandra E. Pierce	61	2012	Senior Executive Vice President and Chair Huntington Michigan
Greg C. Smith	68	2017	Principal, Greg C. Smith LLC and Former Vice Chairman, Ford Motor Company	•	C,F
Ronald G. Steinhart	79	2001	Retired Chairman and CEO Commercial Banking Group, Bank One Corporation	•	F
H. Brian Thompson	80	2002	Executive Chairman GTT Communications, Inc.	•		C	M	M
Masashi Yamanaka	56	2018	Executive Vice President — Strategic Relationship Management Penske Automotive Group

AC	Audit Committee	C	Chair
CC	Compensation and Management Development Committee	F	Financial expert
NCG	Nominating and Corporate Governance Committee	M	Member
EC	Executive Committee

2020 Equity Incentive Plan

In light of the expiration of the Company's existing 2015 equity incentive plan on May 5, 2020, our stockholders are being asked to approve a new 2020 Equity Incentive Plan. This plan provides up to 5.0 million shares for equity awards and terminates once all awards have been issued under the plan. In the last three years, we have granted a gross amount of 1,237,937 incentive equity awards, which represents an average annual rate of shares issued as compared to shares outstanding of approximately 0.50%.

Auditors

As a matter of good corporate governance, we ask that our stockholders ratify the selection of Deloitte & Touche LLP as our independent auditor for 2020. Set forth below is summary information with respect to 2019 auditor fees paid to Deloitte & Touche LLP.

Audit Fees	$3,218,042
Audit Related Fees	149,895
Tax Fees
Tax Compliance	141,363
Other Tax Fees	304,268
All Other Fees	—

Total Fees	$3,813,568

Corporate Social Responsibility

We recognize we are accountable to key stakeholders and the communities in which we do business. We focus our environmental, social and governance efforts where we can have the most positive impact on our business and society, including issues related to community investment, environmental sustainability, human capital, and investor outreach.

Central to our mission are the core values of ethics, integrity, professionalism, teamwork and exceeding the expectations of our customers and employees. Our commitment to corporate social responsibility is driven by these core values as we aim to conduct our business in ways that enrich the communities where we work and live, focus on the environment and safety, provide a workplace that is safe, inclusive and diverse while providing value to our stakeholders. We are committed to responsible business practices and continuous improvement of our operations and our relationships with our employees and the communities in which we live and work.

Community	Environment, Climate Change and Safety

We believe that positively involving our employees and giving back to the communities in which we do business is core to our culture. Our efforts include employee volunteer opportunities and partnerships with local food banks, homeless shelters, hospitals, school districts, animal rescue organizations, and other charitable organizations.	We are committed to monitoring and managing the environmental impact of our businesses, determining the impact of climate change on our businesses, and to protecting the health and safety of our employees, customers and those with whom we do business.

Human Capital	Privacy and Investor Outreach

Human Capital is our most important asset. Our goal is to create an environment that fosters inclusion and diversity. We aim to maintain a collaborative, supportive, and opportunistic culture based on ethics and integrity that enhances innovation, employee engagement and teamwork.	We aim to be transparent about the information we collect from our customers. We also want individuals to be informed about what we do with their information and allow them to fully exercise their rights in regards to that information. We regularly interact with investment analysts and other members of the investment community through investor calls, industry events, conferences and meetings. This interaction enables us to gain a more thorough understanding of the views and perceptions of stockholders and the investment community.

Executive Compensation

We ask that our stockholders annually approve on an advisory basis our named executive officer compensation. The Board of Directors recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving the Company's goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives' long-term interest with those of our stockholders and motivating our executives to remain with the Company for long and productive careers. In 2019, over 99% of the votes cast by our stockholders approved our 2018 executive compensation.

Compensation and Corporate Governance Highlights

✓	Independent Lead Director	✓	No officer severance agreements
✓	Clawback provision for certain restatements	✓	Average Board attendance of 98% during 2019
✓	Director independence guidelines more stringent than NYSE guidelines	✓	Robust stock ownership guidelines for our Officers and Directors
✓	No stockholder rights plan (poison pill)	✓	Annual election of our Board of Directors
✓	Say on pay advisory vote conducted annually	✓	Company policy prohibits Directors and employees from hedging our Common Stock

2019 Compensation Summary

Set forth below is the 2019 compensation for each named executive officer as determined under Securities and Exchange Commission rules.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)(1)		All Other Compensation ($)	Total ($)

Roger S. Penske	$1,400,000	—	5,000,000	(2)	493,752	$6,893,752
Chief Executive Officer

Robert H. Kurnick, Jr.	$800,000	—	1,000,000	(2)	176,315	$1,976,315
President

J.D. Carlson	$575,000	315,000	500,000	(2)	77,659	$1,467,659
Executive Vice President & Chief Financial Officer

Bud Denker	$575,000	315,000	500,000	(2)	34,649	$1,424,649
Executive Vice President — Human Resources

Shane M. Spradlin	$575,000	315,000	500,000	(2)	89,597	$1,479,597
Executive Vice President, General Counsel & Sec.

Please see the footnote references beginning on page 34 for further information regarding our named executive officer compensation.

v

Proxy statement table of contents

Questions about the Meeting

Q.    What am I voting on?

A.	Proposal 1:	Election of thirteen directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified
	Proposal 2:	Approval of our 2020 Equity Incentive Plan
	Proposal 3:	Ratification of the selection of Deloitte & Touche LLP as our independent auditing firm for 2020
	Proposal 4:	Advisory vote regarding executive compensation

Q.    Who can vote?

A.    Our stockholders as of the close of business on the record date, March 17, 2020, can vote at the annual meeting. Each share of our common stock gets one vote. Votes may not be cumulated. As of March 17, 2020, there were 80,887,853 shares of our common stock outstanding.

Q.    Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.    As permitted by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder. On or about March 27, 2020, we will mail a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders, which provides website and other information for the purpose of accessing our proxy materials. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed or electronic set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of the printing and mailing of materials for the annual meeting.

Q.    How can I get electronic access to the proxy materials?

A.    The Notice provides you with instructions regarding how to view our proxy materials for the annual meeting on the Internet and instruct us to send proxy materials to you by email. Choosing to receive proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of the printing and mailing of materials for our annual meeting on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect unless and until you rescind it.

Q.    What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A.    Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Limited, you are the stockholder of record with respect to those shares and we sent the Notice directly to you. If you request copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request copies of the proxy materials by mail, you will receive a voting instruction form.

Q.    How do I vote my shares?

A.    If you are a stockholder of record or a participant in the Company's stock fund within our Company 401(k) plan, you may vote in any of the following ways:

  By Internet. You may vote online by accessing www.envisionreports.com/pag and following the on-screen instructions. You will need the Control Number included on the Notice or on your proxy card, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a proxy card.

  By Telephone. In the U.S., you may vote by calling toll free 1-800-652-VOTE (1-800-652-8683) and following the instructions. You will need the Control Number included on the Notice or on your proxy card, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a proxy card.

  By Mail. If you requested printed copies of the proxy materials, you will receive a proxy card, and you may vote by signing, dating and mailing the proxy card in the envelope provided. Votes submitted by mail must be received at our headquarters on or before May 12, 2020.

  In Person. You may vote in person at the annual meeting by requesting a ballot from the inspector of election at the meeting.

A.    If you are a beneficial owner of shares held in street name, you may vote in any of the following ways:

  By Internet. You may vote online by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a voting instruction form.

  By Telephone. You may vote by telephone by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a voting instruction form.

  By Mail. If you requested printed copies of the proxy materials, you will receive a voting instruction form, and you may vote by signing, dating and mailing it in the envelope provided. Votes submitted by mail must be received at our headquarters on or before May 12, 2020.

  In Person. You must obtain a legal proxy from the organization that holds your shares of record in order to vote your shares in person at the annual meeting. Follow the instructions on the Notice to obtain this legal proxy.

For both stockholders of record and beneficial owners of shares held in street name (other than stockholders within our 401(k) plan), online and telephone voting is available through 11:59 p.m. ET on May 12, 2020. For shares held by the stock fund within the Company's 401(k) plan, online and telephone voting is available through 2:00 a.m. ET on May 10, 2020.

Q.    Can I change my mind after I vote?

A.    You may change your vote at any time before the meeting by (1) signing and returning another proxy card with a later date (or voting through the Internet or telephone again), (2) voting at the meeting if you are a registered stockholder or have obtained a legal proxy from your bank or broker or (3) sending a notice to our Corporate Secretary prior to the meeting stating that you are revoking your proxy. If you are attending the meeting, you will have access to the company appointed proxies to change your vote until the polls close.

Q.    What if I return my proxy card but do not provide voting instructions?

A.    Proxies that are signed and returned but do not contain instructions will be voted (1) FOR the election of the thirteen nominees for director, (2) FOR the approval of our 2020 Equity Incentive Plan, (3) FOR the ratification of our independent auditor and (4) FOR approval of our named executive officer compensation.

Q.    Will my shares be voted if I do not provide my proxy instruction form?

A.    If you are a stockholder of record and do not provide a proxy, you must attend the meeting in order to vote your shares. If you are a beneficial holder of shares held in street name, your shares may be voted even if you do not provide voting instructions on your instruction form as discussed below.

Q.    May stockholders ask questions at the meeting?

A.    Yes. Our representatives will answer stockholders' questions of general interest at the end of the meeting. In order to give a greater number of stockholders an opportunity to ask questions, individuals or groups may be allowed to ask only one question and repetitive or follow-up questions may not be permitted.

Q.    How many votes must be present to hold the meeting?

A.    Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy card or vote via the Internet or telephone. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 17, 2020 must be present in person or by proxy at the meeting (40,443,927 shares). This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

Q.    What is the effect of withheld votes, abstentions and broker non-votes and how are they treated?

A.    If you "withhold" with respect to one or more director nominees, your vote will have no effect on the election of such nominee(s), as the thirteen nominees receiving the highest number of "For" votes will be elected as directors.

If you elect to "abstain" with respect to any proposal, the shares are considered present and entitled to vote with respect to such proposal and included for purposes of calculating the presence of a quorum at the Annual Meeting. You may abstain from voting on any proposal to be voted on at the Annual Meeting, other than the election of directors. Under Proposals 2, 3 and 4, abstentions will count as votes "against" the proposal.

A broker non-vote with respect to a proposal occurs when shares are held by a bank, broker or other nominee in street name, and the bank broker or other nominee does not receive voting instructions from the beneficial owner as to how to vote such shares. Brokers have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain "routine" matters resulting in a broker non-vote. Under these rules, only the proposal to ratify our independent auditing firm is a "routine matter" being voted on by our stockholders this year. Broker non-votes will only be counted for Proposal 3.

Q.    How many votes are needed to approve the proposals?

A.    Regarding the election of directors (Proposal 1), our directors are elected by a plurality of the votes cast and the thirteen nominees receiving the highest number of "For" votes will be elected as directors. Regarding Proposals 2, 3 and 4, the measures will pass if each receives the affirmative vote of a majority of shares present and entitled to vote at the meeting.

Proposal 1 — Election of Directors

The first proposal to be voted on at the annual meeting will be the election of thirteen director nominees. Our Nominating and Corporate Governance Committee and Board of Directors recommend approval of each of the nominees outlined below. If elected, each will serve until the next annual meeting of stockholders and until their successor has been elected and qualified or until their earlier death, resignation or removal. Pursuant to a stockholders agreement, certain of our stockholders affiliated with Roger S. Penske and Mitsui & Co., Ltd. have agreed to vote together to elect members of our Board of Directors. See "Related Party Transactions" for a description of this stockholders agreement.

Penske Corporation recommended Greg Penske (Roger S. Penske's son) to our Nominating and Corporate Governance Committee as a candidate for election to our Board of Directors at the 2020 annual meeting and intends to recommend Greg Penske as a candidate for election at the 2021 and 2022 annual meetings. Penske Corporation has informed us that it does not intend to recommend Greg Penske for re-election to our Board at the 2023 annual meeting. Beginning in 2023, in lieu of Greg Penske, Penske Corporation presently intends to recommend one of Mr. Penske's other sons, Roger Penske, Jr., to the Nominating and Corporate Governance Committee for nomination as a candidate for election to our Board at the 2023, 2024 and 2025 annual meetings. It is expected that Roger S. Penske, Jr. will serve as an advisory committee member of Penske Truck Leasing (PTL) for 2020, 2021 and 2022 and it is expected that Greg Penske will step down from our Board at the 2023 annual meeting and will serve as an advisory committee member of PTL beginning in 2023.

Director Nominees.     Our Nominating and Corporate Governance Committee has established minimum qualifications for director nominees, including having personal integrity, loyalty to our company and concern for its success and welfare, willingness to apply sound and independent business judgment and having sufficient time available for company matters. Experience in at least one of the following is also desired: high level of leadership experience in business or administration, breadth of knowledge concerning issues affecting our company, willingness to contribute special competence to board activities, accomplishments within the director's respective field, and experience reading and understanding financial statements.

The Nominating and Corporate Governance Committee and Board of Directors reviewed the qualities of the Board members as a group, including the diversity of the Board's career experiences, viewpoints, company affiliations, expertise with respect to the various facets of our business operations, and business experiences. The Board did not employ any particular benchmarks with respect to these qualities, but was mindful of achieving an appropriate balance of these qualities with respect to the Board of Directors as a whole. Moreover, the Board of Directors and Nominating and Corporate Governance Committee considered each nominee's overall service to our company during the previous term, each nominee's personal integrity and adherence to the standards noted above, as well as the individual experience of each director noted within their biographies below.

Our Board of Directors Recommends a Vote "FOR" Each of the Following Nominees:

 John D. Barr  —  Retired Chairman, Papa Murphy's Holdings, Inc.

Mr. Barr, 72, has served as a director since December 2002. Mr. Barr was the past Chairman of Papa Murphy's Holdings, Inc., a franchisor and operator of Take-N-Bake pizza from September 2009 to September 2016 and was its Chief Executive Officer from April 2004 to January 1, 2012. From 1999 until April 2004, Mr. Barr served as President and Chief Executive Officer of Automotive Performance Industries, a vehicle transportation service provider. Prior thereto, Mr. Barr was President and Chief Operating Officer, as well as a member of the Board of Directors, of Quaker State Corporation from June 1995 to 1999. Prior to joining Quaker State, Mr. Barr spent 25 years with the Valvoline Company, a subsidiary of

Ashland Inc., where he was President and Chief Executive Officer from 1987 to 1995. Individual experience: Extensive oil industry experience from serving ultimately as COO and director of Quaker State Corporation; breadth of knowledge concerning issues affecting our Company; experience with franchise business model as former CEO of Papa Murphy's Holdings.

Lisa Davis  —  Former Chief Executive Officer Gas and Power and Managing Board Member, Siemens AG

Ms. Davis, 56, has served as a director since May 2017. From August 2014 through February 2020 when she resigned, Ms. Davis served as a member of the Managing Board for Siemens AG responsible as Chief Executive Officer for the company's Gas and Power global operations present in 80 countries around the world. Also from January 2017 through February 2020 she served as Chair and CEO of Siemens Corporation, USA, the largest market globally for Siemens AG. From 1986 to 2014, Ms. Davis served in various capacities with Exxon Corporation, Texaco USA and Royal Dutch Shell, most recently, Executive Vice President — Strategy, Portfolio and Alternative Energy and Vice President — Lubricants and Commercial Fuels Americas, and previously numerous leadership positions in Supply and Refining. Ms. Davis is also a director for Kosmos Energy Ltd and Air Products and Chemicals, Inc. Individual experience: Extensive global energy industry experience from serving in various capacities along the entire value chain from upstream to manufacturing to sales and marketing; senior executive leadership experience with international industry-leading companies; diverse experience with public company board service in the US and Europe.

Wolfgang Dürheimer  —  Retired Chairman and CEO Bentley Motors Ltd.

Mr. Dürheimer, 61, has served as a director since May 2018 and served as the Chairman and Chief Executive Officer of Bentley Motors Ltd., a subsidiary of Volkswagen AG, from April 2014 to January 2018, as well as the President of its sister companies, Bugatti Automobiles S.A.S. and Bugatti International S.A. Previously, Mr. Dürheimer held various positions with Volkswagen AG and its subsidiaries, most recently as the Chief Representative of Volkswagen Group Motorsport responsible for the Group Motorsport Strategy from February 2011 to January 2018 and he was a member of the Board of Management of Audi AG from September 2012 to March 2014. From 1999 until 2011, Mr. Dürheimer worked for Porsche AG, where he was a member of the Board of Management responsible for Research and Development. Prior to joining Porsche in 1999, Mr. Dürheimer worked 14 years with BMW, where he held various managerial roles. Individual experience: Extensive automotive industry experience with some of the company's largest represented brands including Audi, Bentley, BMW, and Porsche, culminating in leadership experience as Chief Executive Officer of Bentley Motors; relationships with our key automotive industry partners, breadth of knowledge concerning issues facing our company.

Michael R. Eisenson  —  Founding Partner and Co-Chairman of Charlesbank Capital Partners LLC

Mr. Eisenson, 64, has served as a director since December 1993. He has served as the Co-Chairman of Charlesbank Capital Partners LLC, a private investment firm and the successor to Harvard Private Capital Group, Inc. since July 1, 2017. Previously, he was a Managing Director and CEO of Charlesbank Capital Partners LLC, which he founded in 1998. Mr. Eisenson is also a director of Penske Corporation as of August 2017 and is a director of a number of private companies. In the previous five years, Mr. Eisenson was formerly a director of Blueknight Energy Partners, L.P., and Montpelier RE Holdings Ltd. Individual experience: Familiarity with all of the Company's key operations from serving as our director since 1993; experience managing Charlesbank and affiliates and their portfolio companies; experience in commercial finance, private equity and leveraged finance; demonstrated success formerly serving as our audit committee chairman.

 Robert H. Kurnick, Jr.  —  President of Penske Automotive Group

Mr. Kurnick, Jr., 58, has served as our President since April 2008 and has been a director since May 2006. Since September 2017, Mr. Kurnick has served as Vice Chair of Penske Corporation, and from 2003 until then served as President of Penske Corporation. He has also been a director of Penske Corporation since 2003. Penske Corporation is a privately owned diversified transportation services company that holds, through its subsidiaries, interests in a number of businesses. Individual experience: Familiarity with all of the Company's key operations; breadth of knowledge concerning issues affecting our Company; extensive automotive industry experience; experience as Vice Chair and former President of Penske Corporation.

Kimberly J. McWaters  —  Retired President and CEO of Universal Technical Institute, Inc.

Ms. McWaters, 55, has served as a director since December 2004. She retired as President and CEO of Universal Technical Institute, Inc. (UTI), the nation's leading provider of transportation industry technician training on October 31, 2019. She was named President of UTI in 2000, CEO in 2003 and she served as its Chairman from 2013 to 2017. Ms. McWaters joined UTI in 1984 and has held several leadership positions in the company, including Vice President of Marketing and Vice President of Sales & Marketing. Ms. McWaters is also a director of UTI and Mobile Mini, Inc. Individual experience: Automotive industry experience with UTI; accomplishment within her field culminating with leadership experience as Chief Executive Officer of UTI; expertise relating to service and parts operations and particularly service technicians.

Greg Penske  —  Chairman and CEO of Penske Motor Group

Mr. Penske, 57, has been the Chairman and Chief Executive Officer of Penske Motor Group, LLC, an automotive group that includes Longo Toyota, the largest volume Toyota dealership in the U.S.A., as well as Lexus and Mercedes brands. From 1997 to 1999 he was the President and CEO of Penske Motorsports, a publicly traded company which operated racetracks in the U.S. Mr. Penske currently serves on the Board of Directors for Penske Corporation, Penske Entertainment and the Penske Truck Leasing Advisory Board. Mr. Penske is the son of our Chief Executive Officer, Roger S. Penske. Mr. Penske formerly served as our Director from May 2014 through May 2017. Individual Experience: Extensive automotive retail industry experience; relationships with key automotive partners; familiarity with all of the Company's key operations through Penske Corporation directorship and Penske Truck Leasing Advisory Board membership.

Roger S. Penske  —  Chair of the Board and CEO of Penske Automotive Group

Mr. Penske, 83, has served as a director since May 1999. Since May 1999, Mr. Penske has served as our Chair and CEO. Mr. Penske has also been Chair of the Board and CEO of Penske Corporation since 1969 and Chair of the Board of Penske Truck Leasing Corporation since 1982. Mr. Penske serves as a member of the Board of Directors of Universal Technical Institute. Mr. Penske also is a Director of the Downtown Detroit Partnership and a director of Business Leaders for Michigan. Individual experience: Extensive automotive industry experience; relationships with our key automotive partners; familiarity with all of the Company's key operations; experience as an executive and a director of some of the world's leading companies; significant ownership position of our stock through Penske Corporation and other affiliates.

Sandra E. Pierce  —  Senior Executive Vice President and Chair, Huntington Michigan

Ms. Pierce, 61, has served as a director since December 2012. Since August 2016, Ms. Pierce has led the Private Bank, Huntington Insurance, and Auto Finance/RV Marine as well as state activities in Michigan. From February 1, 2013, until their August 2016 merger with Huntington, Ms. Pierce served as Vice Chairman of FirstMerit Corporation, and Chairman and CEO of FirstMerit Michigan. From 2005 until June 2012, Ms. Pierce served as the Chief Executive Officer and President at Charter One Bank Michigan, a division of RBS Citizens, N.A. ("RBS") where she had responsibilities for commercial banking and all state bank activities in Michigan as well as oversight of all state activities in Illinois and Ohio. From 1978 through 2004, Ms. Pierce served as Regional Executive of Midwest Retail Operations for JPMorgan Chase, with responsibilities for Michigan and Indiana, and she held a number of management positions in the retail, commercial lending, and private banking businesses at JPMorgan Chase and its predecessor companies, Bank One, First Chicago NBD Corp. and NBD Bancorp. Ms. Pierce is a director at American Axel and Manufacturing Holdings, Inc., and ITC Holdings Corporation and has performed leadership duties with numerous civic organizations, including immediate past Chair of Henry Ford Health System, Inc. since January 2012. Individual Experience: Extensive retail and commercial banking experience; accomplished within her field culminating in CEO experience; extensive experience on private company boards and demonstrated commitment to civic works.

Greg C. Smith  —  Principal, Greg C. Smith LLC and former Vice Chairman, Ford Motor Company

Mr. Smith, 68, has served as a director since August 2017. Mr. Smith, retired Vice Chairman of Ford Motor Company, currently serves as Principal of Greg C. Smith, LLC, a private management consulting firm, a position he has held since 2007. Previously, Mr. Smith was employed by Ford Motor Company for over 30 years until 2006. Mr. Smith held various executive-level management positions at Ford Motor Company, most recently serving as Vice Chairman from 2005 until 2006, Executive Vice President and President — Americas from 2004 until 2005, Group Vice President — Ford Motor Company and Chairman and Chief Executive Officer — Ford Motor Credit Company from 2002 to 2004, Vice President, Ford Motor Company, and President and Chief Operating Officer, Ford Motor Credit Company from 2001 to 2002. As Vice Chairman, Mr. Smith was responsible for Ford's Corporate Strategy and Staff, including Human Resources and Labor Affairs, Information Technology, and Automotive Strategy. During his career at Ford, Mr. Smith ran several major business units and had extensive experience in Financial Services, Strategy, Marketing and Sales, Engineering and Product Development. Mr. Smith also was responsible for Hertz when Ford owned it, and in 2005, Automotive Components Holdings, the portion of Visteon that Ford repurchased. Currently, Mr. Smith serves as a director of Lear Corporation and formerly served as a director of Penske Corporation, the Federal National Mortgage Association (Fannie Mae) and Solutia, Inc. Mr. Smith serves on the Risk Oversight Advisory Council of the National Association of Corporate Directors. Mr. Smith has a bachelor's degree in Mechanical Engineering from Rose-Hulman Institute of Technology and an MBA from Eastern Michigan University. Individual experience: Extensive experience as an executive and a director; experience in a leadership role in automotive and finance; perspective gained from leadership role in automotive and financial industries; extensive public company audit committee experience.

Ronald G. Steinhart  —  Retired Chairman and CEO, Commercial Banking Group, Bank One Corporation

Mr. Steinhart, 79, has served as a director since March 2001. Mr. Steinhart served as Chairman and CEO, Commercial Banking Group, of Bank One Corporation from December 1996 until his retirement in January 2000. From January 1995 to December 1996, Mr. Steinhart was Chairman and CEO of Bank One, Texas, N.A. Mr. Steinhart joined Bank One in connection with its merger with Team Bank, which he founded in 1988. In the previous five years, Mr. Steinhart formerly served as a director of Southcross Energy Partners, L.P. Individual experience: Extensive experience in banking and commercial lending industries; experience with respect to automotive retail finance and insurance operations; extensive public company audit committee experience.

H. Brian Thompson  —  Executive Chairman of GTT Communications, Inc.

Mr. Thompson, 80, has served as a director since March 2002. Mr. Thompson is Executive Chairman of GTT Communications, Inc., a leading global cloud network provider to multinational clients. Mr. Thompson continues to head his own private equity investment and advisory firm, Universal Telecommunications, Inc. From December 2002 to June 2007, Mr. Thompson was Chairman of Comsat International and also served as Chairman and Chief Executive Officer of Global

TeleSystems Group, Inc. from March 1999 through September of 2000. Mr. Thompson was Chairman and CEO of LCI International from 1991 until its merger with Qwest Communications International Inc. in June 1998. Mr. Thompson became Vice Chairman of the board for Qwest until his resignation in December 1998. Mr. Thompson previously served as Executive Vice President of MCI Communications Corporation from 1981 to 1990, and prior to MCI, was a management consultant with the Washington, DC offices of McKinsey & Company for nine years, where he specialized in the management of telecommunications. He currently serves as a member of the board of directors of Pendrell Corporation. In the previous five years, Mr. Thompson was formerly a director of Axcelis Technologies, Inc. and Sonus Networks, Inc. Mr. Thompson received his MBA from Harvard's Graduate School of Business, and holds an undergraduate degree in chemical engineering from the University of Massachusetts. Individual experience: Extensive experience as an executive and director of numerous public companies; experience in a leadership role directing international corporations; perspective gained from leadership role in communications industry; demonstrated success serving as our lead independent director.

Masashi Yamanaka  —  Executive Vice President, Strategic Relationship Management, Penske Automotive Group

Mr. Yamanaka, 56, has served as a director since December 2018 and our Executive Vice President, Strategic Relationship Management since March 1, 2019. Prior to that, he held numerous positions with Mitsui starting in April 1987. Mr. Yamanaka was Senior Vice President of Mitsui & Co. (U.S.A.), Inc. from December 2018 to February 2019, and the General Manager of Mitsui's Second Motor Vehicles Division from April 2015 to November 2018. From July 2014 to April 2015, he served as Deputy General Manager, Second Motor Vehicles Division. From January 2013 to July 2014, he served as Deputy General Manager, Planning and Administrative Department, Planning & Administrative Division of the Machinery & Infrastructure Business Unit. Individual Experience: Global automotive industry experience; breadth of knowledge concerning international opportunities; affiliation with Mitsui, which is the Company's second largest stockholder.

The Board believes that the qualities and skills listed above for each of the nominees, qualifies each such nominee for service as a director of our company.

Our Corporate Governance

CURRENT DIRECTORS	BOD	Audit Committee	Compensation & Management Development Committee	Nominating & Corporate Governance Committee	Executive Committee

John D. Barr	M	F
Lisa Davis	M		M	M
Wolfgang Dürheimer	M		M
Michael R. Eisenson	M				M
Robert H. Kurnick, Jr.	M				M
Kimberly J. McWaters	M	F		C
Roger S. Penske	C				C
Roger S. Penske, Jr.	M
Sandra E. Pierce	M
Greg C. Smith	M	C,F
Ronald G. Steinhart	M	F
H. Brian Thompson	M		C	M	M
Masashi Yamanaka	M
No. of Meetings in 2019	6	8	5	2	0
C
Chair
F
Financial expert
M
Member

Board Committees

Our Board of Directors has four standing committees: the Audit Committee, the Compensation and Management Development Committee, the Nominating and Corporate Governance Committee and the Executive Committee. Charters for the Audit, Compensation and Management Development, and Nominating and Corporate Governance committees are available on our website, www.penskeautomotive.com, under the sub-heading "Governance" within the "Investor Relations" section. The principal responsibilities of each committee are described below. Collectively, our directors attended 98% of our board and committee meetings in 2019, and each director attended at least 83% of their meetings. All of our directors are encouraged to attend the annual meeting of stockholders and 12 of our 13 directors serving at that time attended the annual meeting in 2019.

Committee Member Qualifications.    Each of the members of our Audit, Compensation and Management Development, and Nominating and Corporate Governance Committees are independent under New York Stock Exchange guidelines and our guidelines for director independence. The Board of Directors has determined that all members of the Audit Committee are "independent" and "financially literate" under New York Stock Exchange rules and applicable law, and each of the four are "audit committee financial experts," as that term is defined in Securities and Exchange Commission rules.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility relating to the:

•
financial statements, financial reporting and financial controls
•
internal audit function
•
engagement and evaluation of the independent auditing firm
•
significant business risks or exposures and the steps taken to assess, monitor and mitigate these risks or exposures

The Compensation and Management Development Committee assists the Board of Directors in discharging its responsibility relating to:

•
executive officers' compensation
•
compensation and benefits of other employees
•
administration of our equity incentive plans
•
recommendations to the Board of Directors with respect to director compensation
•
management progression and succession plans

The Nominating and Corporate Governance Committee:

•
identifies prospective candidates for our Board of Directors
•
recommends director nominees for each annual meeting of stockholders and any interim vacancies the Board of Directors determines to fill
•
recommends to the Board of Directors corporate governance principles
•
annually reviews our corporate governance policies
•
oversees the Board self-evaluation
•
oversees our compliance with legal and regulatory requirements

Executive Committee.    Our Executive Committee's primary function is to act upon matters when the Board of Directors is not in session. The Executive Committee has the full power and authority of the Board of Directors, except to the extent limited by law or our certificate of incorporation or bylaws or other governance documents.

Board Structure and Lead Director.     Roger S. Penske is the Chair of our Board of Directors and our Chief Executive Officer. We believe the combination of these two offices represents the most appropriate approach for our company due to Mr. Penske's significant ownership position through Penske Corporation, his extensive industry experience, his relationships with our key suppliers and other partners and his experience as an executive and a director of some of the world's leading companies. In light of the combination of these positions, one of our governance principles is to have an independent "Lead Director." Our Lead Director is responsible for:

•
coordinating and leading the activities of the outside directors
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establishing the agenda for executive sessions of the outside directors
•
presiding at the executive sessions of the outside directors which generally occur as part of each Board meeting
•
facilitating communication between the outside directors as a group and our management team

Our Lead Director is H. Brian Thompson. You may communicate with the Lead Director by writing to us, c/o Corporate Secretary and General Counsel, 2555 Telegraph Road, Bloomfield Hills, MI 48302. All messages will be reviewed by our Corporate Secretary's office and all (other than frivolous messages) will be forwarded to the Lead Director. Any written communications to the independent directors as a group or the entire Board of Directors may be sent care of the Corporate Secretary as well. These communications (other than frivolous messages) will also be forwarded to the Lead Director.

Director Independence.     A majority of our Board of Directors is independent and each of the members of our audit, compensation and nominating committees is independent. The Board of Directors has determined that Mss. Davis and McWaters and Messrs. Barr, Dürheimer, Smith, Steinhart and Thompson are each independent in accordance with the listing requirements of the New York Stock Exchange and our guidelines for independent directors which can be found in our corporate governance guidelines on our website www.penskeautomotive.com under the sub-heading "Governance" within the "Investor Relations" section, and as set forth below. As required by New York Stock Exchange rules, our Board of Directors determined that no material relationship exists which would interfere with the exercise of independent judgment in carrying out the responsibilities of the independent directors.

For a director to be considered independent under our corporate governance guidelines, the

Board of Directors must determine that the director does not have any direct or indirect material relationship with us. In addition to applying these guidelines, the Board of Directors considers relevant facts and circumstances in making the determination of independence, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. The Board considers the transactions, relationships and arrangements between the Company, and its affiliates such as Penske Corporation, Penske Racing, Penske Entertainment and Penske Truck Leasing and affiliates of the director, including those described under "Related Party Transactions" and elsewhere in the proxy statement, in its independence determination. The Board also considers ownership of our or our affiliates' securities by the directors and their affiliates, ownership by our management team of any securities of affiliates of directors, and sponsorships of Penske Racing or other Penske affiliated racing entities by any of our or our directors' affiliates.

Under our guidelines, which are more stringent than the New York Stock Exchange guidelines, a director will not be independent if:

  1.
  The director is employed by us, or an immediate family member is one of our executive officers.*
  2.
  The director receives more than $60,000 of direct compensation from us, other than director fees and deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).*
  3.
  The director is affiliated with or employed by our independent auditing firm, or an immediate family member is affiliated with or employed in a professional capacity by our independent auditing firm.
  4.
  An executive officer of ours serves on the compensation committee of the board of directors of a company that employs the director or an immediate family member as an executive officer.
  5.
  The director is an executive officer or employee, or if an immediate family member is an executive officer, of another company that does business with us and the sales by that company to us or purchases by that company from us, in any single fiscal year during the evaluation period, are more than the greater of two percent of the annual revenues of that company or $1 million.
  6.
  The director serves as an officer, director or trustee of a charitable organization, and our charitable contributions to the organization are more than the greater of $250,000 or one percent of that organization's total annual charitable receipts during its last completed fiscal year.

  *
  Subject to the rules of the New York Stock Exchange, employment as an Interim Chair, Interim CEO or other executive officer on an interim basis, and related compensation, shall not disqualify a director from being considered independent immediately following that employment.

Risk Management.     We have designed and implemented processes to manage risk in our operations. The role of the Board of Directors in risk management is primarily one of oversight. Management is responsible for the implementation and execution of our risk management initiatives. Our Board of Directors executes its oversight role directly and also through its various committees as set forth below.

Audit Committee

•
reviews management's assessment of the key risks facing our Company, including the key controls we rely on to mitigate those risks
•
monitors certain key risks at its regularly scheduled meetings, such as liquidity risk, cybersecurity risk, risk relating to compliance with credit covenants, and related party transaction risk

Nominating and Corporate Governance Committee

•
oversees compliance with legal and regulatory requirements

•
reviews risks relating to our governance structure

Compensation and Management Development Committee

•
reviews risks inherent in our compensation policies
•
reviews the Company's succession planning

Full Board of Directors

•
reviews strategic and operational risk in the context of reports from corporate management, regional executives and other officers
•
receives reports on all significant committee activities at each regular meeting
•
reviews the risks inherent in any significant Company transactions

As part of its review of operational risk, the Board of Directors reviews cybersecurity risks facing our company, including the potential for breach of our key information technology systems and the potential for a breach of our systems and processes relating to the protection of customer and employee confidential information. The Board meets periodically with our Chief Information Officer and our Audit Committee reviews key risks, including these risks, at its regular meetings and reviews any significant cybersecurity incidents.

Director Advisor Program.     The Board has adopted a policy in its Corporate Governance Guidelines for the designation of certain former directors as "Director Advisors" which allows us to retain the benefits of continuing guidance from our long-tenured directors. This program is designed to encourage director renewal while retaining access to former long-tenured directors' valuable experience and institutional knowledge. Director Advisors are expected typically to be invited to attend two Board meetings per year and be available for continuing consultation. A Director Advisor is not entitled to attend any Board meeting, may not vote on any business coming before the Board nor is he or she counted as a member of the Board for the purpose of determining a quorum or for any other purpose. A Director Advisor is not a member of the Board or a "director" as that term is used in our bylaws, this proxy statement or otherwise.

Director Advisors are entitled to cash compensation of $40,000 per year payable in cash or company stock at the director's election, a charitable match opportunity and use of a company vehicle under the same terms as our director compensation program, as well as reimbursement of company expenses and travel to our meetings. In February 2020, the Board designated William Lovejoy, a member of our Board from 2004 to 2018, and Lucio Noto, a member of our Board from 2001 to 2018, as Director Advisors for 2020.

No Hedging or Short Selling.     Our securities trading policy applies to all of our directors, officers and employees and restricts trading in our securities while in possession of material nonpublic information. The policy prohibits our directors, officers, employees and their designees from engaging in hedging, short sales and other trading techniques that offset any decrease in market value of our equity securities without the approval of our General Counsel. No such approvals were granted in 2019, but we retain this flexibility in the event of a hardship need for a non-executive employee.

Stock Ownership Guidelines/Pledging.     Our stock ownership guidelines, discussed in the CD&A below, require threshold levels of our stock to be held by executive officers, other senior officers and directors. These guidelines exclude any shares that are pledged by our directors and officers.

Controlled Company.     Under the New York Stock Exchange rules, if a company is "controlled" it need not have a majority of independent directors or solely independent compensation or nominating committees. We are a "controlled company" because more than 50% of the voting power for the election of directors is held by Penske Corporation through its voting agreement with Mitsui & Co. and their affiliates. These entities are considered a group due to the provisions of the stockholders agreement between these parties described under "Related Party Transactions." Even though we are a "controlled company," we are fully compliant with the New York Stock Exchange rules for non-controlled companies.

 Director Candidates.     When considering new candidates for our Board of Directors, the Nominating and Corporate Governance Committee uses the network of contacts of the Board of Directors to compile potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee considers whether the nominee would be independent and considers the candidate's diversity in relation to the then existing Board, potentially including age, gender, ethnicity, geography, business experience or expertise or other factors. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders pursuant to procedures outlined below. Stockholder proposals for nominees should be addressed to our Corporate Secretary, Penske Automotive Group, 2555 Telegraph Road, Bloomfield Hills, MI 48302. The committee's evaluation of stockholder-proposed candidates will be the same as for any other candidates.

Director candidate submissions are to include:

•
sufficient biographical information concerning the recommended individual, including age, employment history with employer names and description of the employer's business
•
whether such individual can read and understand financial statements
•
a list of current and previous board memberships and other affiliations of the nominee
•
a description of the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a director, in light of our business and structure
•
a written consent of the individual to stand for election and serve if elected by the stockholders
•
a statement of any relationships between the person recommended and the person submitting the recommendation
•
a statement of any relationships between the candidate and any automotive or truck retailer, manufacturer or supplier, as well as any other transportation business or any business that could be deemed to compete with the Company
•
proof of ownership by the person submitting the recommendation of at least 500 shares of our common stock for at least one year

We will consider recommendations received by November 19, 2020 for nomination at the 2021 annual meeting of stockholders.

Location of Corporate Governance Documents.     Our corporate governance guidelines and the other documents referenced in this section are posted on our website, www.penskeautomotive.com, under the sub-heading "Governance" within the "Investor Relations" section. We have also adopted a Code of Business Conduct and Ethics that applies to all of our employees and directors. We intend to disclose waivers, if any, for our executive officers or directors from the code, and changes to the code, on our website.

Stockholder Nominations and Proposals for 2021.     We must receive any proposals submitted pursuant to Rule 14(a)-8 of the SEC proxy rules intended to be presented to stockholders at our 2021 annual meeting of stockholders at our principal executive offices at 2555 Telegraph Road, Bloomfield Hills, Michigan 48302 for inclusion in the proxy statement by November 19, 2020. These proposals must also meet other requirements of the rules of the SEC relating to stockholder proposals. Stockholders who intend to present an item of business at the annual meeting of stockholders in 2021 (other than a proposal submitted for inclusion in our proxy statement) must follow the procedures set forth in our bylaws and provide us notice of the business no later than February 12, 2021.

Corporate Social Responsibility.     We recognize we are accountable to key stakeholders and the communities in which we do business. We focus our environmental, social and governance efforts where we can have the most positive impact on our business and society, including issues related to community investment, environmental sustainability, human capital, and investor outreach.

Central to our mission are the core values of ethics, integrity, transparency, professionalism, teamwork and exceeding the expectations of our customers and employees. Our commitment to Corporate Social Responsibility is driven by these core values as we aim to conduct our business in ways that enrich the communities where we work and live, focus on the environment and safety, and provide a workplace that is safe, inclusive and diverse. We are committed to responsible business practices and continuous improvement of our operations and our relationships with our employees and the communities in which we live and work.

Privacy We aim to be transparent about the information we collect from our customers. We also want individuals to be informed about what we do with their information and allow them to fully exercise their rights in regards to that information.

Community We encourage our local businesses to support local communities through philanthropic endeavors, similar to our corporate office. We support a variety of organizations, including Toys for Tots, The Humane Society, Habitat for Humanity, as well as local food banks, hospitals, and school districts. Over the last five years, we have held national campaigns to support The Paralyzed Veterans of American, donating more than $1.0 million in 2019 through contributions solicited from customers, employees and our own contributions.

Environment, Climate Change and Safety We are committed to maintaining a safe environment for our employees, customers and business partners. We also seek to determine the impact of climate change on our businesses and the impact of our businesses on climate change. In addition to the sale and service of a variety of hybrid and electric-powered low-emission vehicles, our efforts to maintain a safe environment and mitigate our effects on climate change include:

•
Partnerships with environmental and safety consulting and auditing firms to assure best practices in environmental and safety management.
•
Selected newer facilities are constructed using environment-friendly features such as LED fixtures, occupancy sensors, low-E glass, low flow toilets, motion sensors for sinks, high efficiency HVAC equipment, including web-based energy management systems, programmable thermostats and LEED-certified building materials.
•
Selected existing facilities have been retrofitted with LED lighting, reducing our energy usage.
•
Recycling certain electronic equipment and vehicle waste products, such as recycled oil.
•
Significant reduction of the paper usage in our hiring process, employee handbooks and annual benefit enrollment process as well as replacing customer paperwork with electronic formats in certain markets.

Human Capital Human capital is our most important asset. We foster and support the wellness of our employees to create a healthier company, improve workplace satisfaction and provide value to our shareholders. In that regard:

•
We provide an annual confidential employee engagement survey for most employees.
•
Now in its fifteenth year, we sponsor a program through the National Automobile Dealers Association designed to train high-potential employees.
•
We focus on hiring veterans. Since 2014, we have hired more than 745 individuals through support of the Hiring Our Heroes program in the United States
•
In 2019, 33 of our U.S. dealerships were named by Automotive News to the 'Top 100 Dealerships to Work For'. Additionally, Fortune Magazine has recognized Penske Automotive Group as a World's Most Admired Company.
•
In the U.K., we were named 2019 'Dealer Group of the Year' by both Automotive Management and Motor Trader Magazines, consolidating our position as the UK's largest and most successful dealer group. In the U.K., we have been named by Glassdoor as the 14th Best Place To Work. We were not only the highest-ranked business in the Automotive Sector, our company was the top-rated retailer ahead of other large national businesses.
•
We have a zero-tolerance approach to slavery and human trafficking in our operations. We support the California Transparency in Supply Chains Act of 2010 and the United Kingdom's Modern Slavery Act of 2015 and their intent to prevent and eliminate slavery and human trafficking from global supply chains by increasing transparency.

Proposal 2 — Approval of our 2020 Equity Incentive Plan

The following is a description of the material features of the 2020 Equity Incentive Plan. This description is qualified in its entirety by reference to the full text of the 2020 Equity Incentive Plan, a copy of which is attached to this proxy statement as Appendix A.

Summary

In light of the expiration of our 2015 Equity Incentive Plan on May 5, 2020, our stockholders are being asked to approve the 2020 Equity Incentive Plan (the "Equity Incentive Plan") which will be used to award incentive cash and equity compensation to our management and board of directors. Both our Compensation and Management Development Committee and Board of Directors have approved the Equity Incentive Plan, subject to stockholder approval at the annual meeting.

This plan provides up to 5.0 million shares for equity awards, and terminates once all awards have been issued, unless our Board of Directors terminates it prior to that date. In the last three years, we have granted a gross amount of 1,237,937 incentive equity awards, which represents an average annual rate of shares issued as compared to shares outstanding of approximately 0.50%.

General

Upon adoption by stockholders at the annual meeting, the Equity Incentive Plan will authorize 5.0 million shares of our common stock for issuance as incentive awards. Incentive awards under the Equity Incentive Plan may be in the form of cash, stock options, stock appreciation rights, restricted stock, restricted stock units, performance compensation awards or common stock. If an incentive award expires, terminates or is forfeited without the issuance of shares, then such shares will again be available for grant under the Equity Incentive Plan. However, shares that participants use to pay taxes or option exercise prices will not be recycled for new awards. Adjustments will be made in the aggregate number of shares that may be issued under the Equity Incentive Plan in the event of a change affecting shares of our common stock, such as a stock dividend or split, recapitalization, reorganization, or merger. No more than 1,000,000 shares may be allocated for incentive awards to any one participant during any single calendar year. As of March 17, the closing price of a share of our common stock was $26.57.

Administration and Term.    Our Compensation and Management Development Committee will administer the Equity Incentive Plan, including the power to determine when to grant incentive awards; which eligible participants will receive incentive awards; whether the award will be an option, stock appreciation right, restricted stock, restricted stock unit, cash award or company common stock; whether awards will be subject to performance goals; and the number of shares or units to be allocated to each incentive award. The committee may impose conditions on the exercise of options and stock appreciation rights and upon the transfer of restricted stock or restricted stock units under the Equity Incentive Plan and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for us to reacquire shares issued pursuant to an incentive award.

The committee has delegated limited authority to the Company's CEO to grant equity awards to the company's non-executive officer employees. The committee delegated this authority in order to permit the CEO to award limited equity grants without the specific action of the committee. Pursuant to this delegation, the CEO has had the discretion to make a maximum of 50,000 awards, which authority has been renewed from time to time.

The Equity Incentive Plan will terminate once all shares reserved for issuance have been issued, unless our Board of Directors terminates it prior to that date. Incentive awards existing after the termination date will continue to be governed by the terms and conditions of the Equity Incentive Plan.

Eligibility.    All present and future employees, directors and other company contributors (such as consultants and advisors) are eligible to receive incentive awards under the Equity Incentive Plan if selected for participation by our Compensation and Management Development Committee. As of March 17, approximately 27,000 employees, directors and company contributors were eligible to receive incentive awards under the Equity Incentive Plan.

Restricted Stock and Restricted Stock Units.    Restricted stock and restricted stock units issued pursuant to the Equity Incentive Plan are subject to the following general restrictions: (1) no such shares or units may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares or units have lapsed or been removed under the provisions of the Equity Incentive Plan and (2) if a holder of restricted stock or restricted stock units ceases to be employed by us or one of our affiliates or ceases to be a company contributor, any shares of restricted stock, or restricted stock units, on which the restrictions have not lapsed or been otherwise removed will be forfeited. The committee is also authorized to impose other terms on restricted stock or restricted stock units, including additional events of forfeiture. The committee will establish the terms and conditions upon which the restrictions on those shares or units will lapse; provided that, unless otherwise specified in an award, the period of restriction must be at least one year from the date of grant. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time as a result of the disability or death of the participant, or as a result of the occurrence of a change-in-control. In addition, the committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all restrictions.

Participants holding shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares. Participants holding restricted stock units do not possess any voting rights with respect to those units, but are entitled to receive a payment equal all dividends and other distributions paid with respect to the shares underlying those units if and as so provided in the related award agreement. Restricted stock units may be settled by the company in the form of shares of company common stock, cash, or a fixed combination of both, as determined by the committee.

Stock Options.    Options granted under the Equity Incentive Plan may be incentive stock options (qualifying for favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended) or non-statutory stock options. The option price for any option awarded under the plan may not be less than 100% (or, in the case of an incentive stock option granted to a 10% stockholder, 110%) of the fair market value of the our common stock on the date of the grant. The committee determines any vesting requirement for option awards. Payment of the option exercise price may be made in cash or as otherwise provided in an option award or by separate action of the committee. The maximum term of any option granted under the plan is ten years. To date, no stock options have been issued pursuant to the expiring equity incentive plan.

Stock Appreciation Rights.    The committee may award stock appreciation rights under the Equity Incentive Plan and impose such conditions upon their exercise as it deems appropriate. When the stock appreciation right is exercisable, the holder may surrender to us all or a portion of the unexercised stock appreciation right and receive in exchange an amount equal to the difference between (i) the fair market value on the date of exercise of the common stock covered by the surrendered portion of the stock appreciation right and (ii) the fair market value of the common stock on the date the stock appreciation right was awarded. The committee may limit the amount that can be received when a stock appreciation right is exercised. Our obligation arising upon exercise of a stock appreciation right may be paid in the company's common stock or in cash, or in any combination of the two, as the committee may determine. Stock appreciation rights may only be exercised at the times specified by the committee. To date, no stock appreciation rights have been granted under the expiring equity incentive plan.

Performance Goals.    The committee may make the vesting or exercisability of any incentive award contingent on the achievement of performance goals. The committee may develop applicable performance goals using the following or other measurements: specified levels of or increases or decreases in revenue, return on equity, earnings per share, total earnings, earnings growth, earnings from continuing operations, EBITDA, EBITDAR, return on capital/equity, return on assets, gross profit, earnings before interest and taxes, unit sales, unit sales growth, gross or operating margin, cost reduction goals, fixed cost coverage measurements (including the ratio of service and parts revenues to operating costs), return on investment, increase in the fair market value of our common stock, share price (including growth measures and total stockholder return), market capitalization, operating profit, profit margin, net income, cash flow (including operating cash flow and free cash flow), financial return ratios, expense ratios, total return to stockholders, market share, earnings measures/ratios, balance sheet measurements (including debt to equity ratios, maintenance of specified credit availability levels, compliance with credit covenants, inventory measurements and receivables/payables metrics), human resources measurements (including measurements of employee turnover, workers' compensation costs and employee satisfaction), internal rate of return, unit sales, same store sales, specified levels of acquisitions/acquired revenue, customer satisfaction and productivity and compliance objectives (including lack of material weakness in internal controls, each as determined in accordance with the relevant AICPA or PCAOB principles), or as adjusted to omit the effects of extraordinary items, acquisitions or dispositions, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for incentive awards under the Equity Incentive Plan and/or cumulative effects of changes in accounting principles. These criteria may relate to the Company, one or more of its subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the committee shall determine.

Change-in-Control.    Upon a change in control of our Company, all outstanding options and stock appreciation rights will be exchanged for a cash payment equal to the spread between the change in control price and the exercise price and all restricted stock and restricted stock units will immediately vest assuming, if applicable, that any performance goals were met at the higher of 100% or the performance trend at the time of the change in control. However the Board or the Compensation and Management Development Committee may provide for alternative treatment for some or all awards in its discretion. A change of control will be deemed to have taken place if any individual, entity or group other than the specified holders of common stock affiliated with Penske Corporation become the beneficial owner of Company securities that constitute more than 50% of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business).

Transferability of Incentive Awards.    No incentive awards granted under the Equity Incentive Plan may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution and all options and stock appreciation rights are exercisable during the participant's lifetime only by such participant or, if permissible under applicable law, by the participant's guardians or legal representatives, except that the committee, in its discretion, may permit the transfer of incentive awards to a family member or trust for no consideration. Upon the death of a participant, the participant's personal representative or beneficiary may exercise the participant's rights, if any, under the plan.

Re-pricing Prior Awards.    Except in connection with certain corporate transactions, the terms of outstanding incentive awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other incentive awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.

Federal Income Tax Information.    The following is a general summary of the current federal income tax treatment of incentive awards that would be authorized to be granted under the Equity Incentive Plan, based upon the current provisions of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder. As the rules governing the tax treatment of such awards are technical in nature, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options.    A participant generally will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant disposes of the stock received upon the exercise of an incentive stock option within certain specified periods (a "disqualifying disposition"), the participant will recognize ordinary income on the exercise of such incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

Non-qualified Stock Options and Stock Appreciation Rights.    A participant generally is not required to recognize income on the grant of a nonqualified stock option or a stock appreciation right. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised. In general, the amount of ordinary income required to be recognized is (i) in the case of a nonqualified stock option an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price and (ii) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise.

Restricted Stock.    Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on that date over the amount paid, if any for those shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date awarded over the amount paid, if any for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.

Restricted Stock Units.    A participant generally is not required to recognize income on the grant of a restricted stock unit. In general, on the date the units are paid, the participant will be required to recognize ordinary income in an amount equal to the cash and/or the fair market value of the units on that date shares received as payment.

Company Common Stock.    A participant generally is required to recognize income on the date of grant of company common stock in the amount of the fair market value of the stock received.

Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of shares granted under the Equity Incentive Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by Us.    We generally are not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of a nonqualified stock option, a stock appreciation right, restricted stock, restricted stock unit or common stock, in general, we will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied. However, due to Internal Revenue Code Section 162(m), we are unable to take a deduction for compensation (including incentive awards granted under the Equity Incentive Plan) paid to our named executive officers (and any other employees considered "covered employees" under Internal Revenue Code Section 162(m)) that is in excess of $1 million.

Modification of Equity Incentive Plan.    Our board of directors may amend, alter, or terminate the Equity Incentive Plan as it deems advisable, provided that our stockholders must approve any amendment that is required to be approved by stockholders under the Internal Revenue Code, law, or stock exchange listing requirements, including, but not limited to, amendments that would (i) materially increase the benefits accruing to participants under the Equity Incentive Plan, (ii) materially increase the number of shares of our common stock that may be issued under the Equity Incentive Plan or (iii) materially modify the requirements of eligibility for participation in the Equity Incentive Plan. Incentive awards granted under the Equity Incentive Plan may be amended with the consent of the participant so long as the amended award is consistent with the terms of the plan.

New Plan Benefits.    Because awards under the Equity Incentive Plan are subject to the discretion of the Compensation and Management Development Committee, the benefits and amounts that will be received or allocated in the future under the Equity Incentive Plan, as well as amounts that would have been received in the last fiscal year had the Equity Incentive Plan been in effect, are not determinable.

Vote Required.    In order to be adopted, the Equity Incentive Plan must be approved by the affirmative vote of a majority of shares present and entitled to vote at the meeting. Abstentions will have the same effect as votes cast against the proposal. If our stockholders do not approve the Equity Incentive Plan, we will be unable to make any incentive awards to our management team, board of directors or others due to the expiration of our 2015 Equity Incentive Plan on May 5, 2020.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides details regarding the shares of common stock issuable upon the exercise of outstanding options, warrants and rights granted under our equity compensation plans (including individual equity compensation arrangements) as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (B)

Equity compensation plans approved by security holders	—	$—	2,259,169
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	2,259,169

Proposal 3 — Ratification of the Selection of our Independent Auditor

Our Audit Committee has selected Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively referred to as "Deloitte") as our principal independent auditing firm for 2020. We have determined to submit the selection of auditors to stockholder ratification, even though it is not required by our governing documents or Delaware law. If the selection of Deloitte as our independent auditor is not ratified by our stockholders, our Audit Committee will re-evaluate its selection, taking into consideration the stockholder vote on the ratification and the advisability of selecting new auditors prior to completion of the 2020 audit.

Our Audit Committee is solely responsible for selecting, engaging and terminating our independent auditing firm, and may do so at any time at its discretion. It is anticipated that a representative of Deloitte will be present at the annual meeting with the opportunity to make a statement and to answer appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITOR

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of our accounting functions and internal controls as more fully discussed above under "Our Corporate Governance." The Audit Committee has the sole authority to retain and terminate our independent auditing firm, and is responsible for recommending to the Board of Directors that our financial statements be included in our annual report on Form 10-K.

The Audit Committee took a number of steps in making this recommendation for our 2019 annual report. The Audit Committee discussed with our independent auditing firm those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC, including information regarding their independence and the scope and results of their audit. These communications and discussions were intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. The Audit Committee also discussed the independent auditing firm's independence and received the letters and written disclosures from the independent auditing firm required by the PCAOB. Finally, the Audit Committee reviewed and discussed the annual audited financial statements with our management and the independent auditing firm in advance of the public release of operating results, and before the filing of our annual and quarterly reports with the SEC.

Based on the foregoing, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our 2019 annual report on Form 10-K as filed with the SEC on February 21, 2020.

The Audit Committee of the Board of Directors
Greg C. Smith (Chair)
John D. Barr
Kimberly J. McWaters
Ronald G. Steinhart

INDEPENDENT AUDITING FIRM FEES

Deloitte & Touche LLP is our principal independent registered public accounting firm. We paid Deloitte & Touche LLP the fees described below in 2019 and 2018, all of which services were approved by our Audit Committee:

Audit Services:

•
audits of our consolidated financial statements
•
audits of management's assessment of internal control over financial reporting
•
reviews of quarterly financial statements
•
other services normally provided in connection with statutory or regulatory engagements

Audit Related Services:

•
services in connection with registration statements filed with the Securities and Exchange Commission
•
acquisition due diligence
•
audits of benefit plans
•
consents and comfort letters
•
accounting research and consultation

Tax Fees:

•
services rendered by the independent auditing firms in connection with tax compliance, planning and advice, including in connection with acquisitions

All Other Fees:

•
primarily related to software charges

	2019	2018

Audit Fees	$3,218,042	$3,002,019
Audit Related Fees	149,895	111,000
Tax Fees
Tax Compliance	141,363	134,334
Other Tax Fees	304,268	206,972
All Other Fees	—	—
Total Fees	$3,813,568	$3,454,325

The Audit Committee has considered the nature of the above-listed services provided by Deloitte and determined that they are compatible with their provision of independent audit services under relevant guidance. The Audit Committee has discussed these services with Deloitte and management and determined that they are permitted under the Code of Professional Conduct of the American Institute of Certified Public Accountants, the auditor independence requirements of the Public Company Accounting Oversight Board, and the laws and regulations administered by the Securities and Exchange Commission.

Pre-approval Policy.    The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit services provided by Deloitte. The primary purpose of this policy is to ensure that we engage our public accountants with a view toward maintaining independence. The Audit Committee is required to pre-approve all services relating to work performed for us by Deloitte and related fees. The Audit Committee must also approve fees incurred for pre-approved services that are in excess of the approved amount. Pre-approval of audit and non-audit services and fees may be given at any time up to a year before commencement of the specified service. The Chair of the Audit Committee may independently approve fees and services as long as they are reviewed and ratified by the Audit Committee at its next regularly scheduled meeting. All of the services and related fees set forth above were approved by the Audit Committee in accordance with this policy.

Proposal 4 — Advisory Vote on Executive Compensation

We annually seek a non-binding advisory vote on our executive compensation. Because your vote is advisory, it will not be binding upon the Compensation and Management Development Committee, however, the committee will take the outcome of the vote into account when making future executive compensation decisions. Last year, our stockholders approved the compensation of our named executive officers as described under "Compensation Discussion and Analysis" and "Executive Compensation" with over 99% of the votes cast by our stockholders voting in favor. As we evaluated our compensation programs and practices, we were mindful of this strong shareholder support in deciding to maintain the overall framework of our compensation program and the majority of our compensation practices unchanged from last year.

Our compensation program is designed to motivate our executive officers to enhance long-term stockholder value and to attract and retain the highest quality executive and key employee talent available. We believe our executive compensation is aligned with increasing the value of our common stock and promoting our key strategies, values and long term financial and operational objectives. In this regard, we note that:

•
Mr. Penske beneficially owns approximately 35 million shares of our common stock, which significantly aligns his interests with the stockholders' interests
•
In the last several years, neither our Chief Executive Officer nor President has received an annual cash bonus as both only have received restricted stock grants in lieu of a cash bonus
•
The named executive officers receive restricted stock grants with vesting provisions weighted towards the third and fourth years and are subject to stock ownership requirements discussed below, which encourages long-term stock ownership
•
We do not have any employment agreements with our named executive officers and have no agreements that provide for severance payments upon termination of employment
•
Our executive officers earn no additional retirement income under any supplemental executive retirement plan
•
Executive officers are subject to a compensation recovery or "clawback" policy, which provides that we may recoup some or all of the executive officer's incentive compensation as a result of certain detrimental conduct to encourage compliance with policies and appropriate behavior, and we prohibit our directors, officers and employees from engaging in hedging with respect to our equity securities (as discussed above under "Our Corporate Governance")
•
We structure our compensation practices to be consistent with and support sound risk management. Our compensation committee reviews risk associated with our compensation policies and has determined such risk is not excessive

THE BOARD OF DIRECTORS BELIEVES THAT THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IS APPROPRIATE AND RECOMMENDS A VOTE FOR THE FOLLOWING ADVISORY RESOLUTION:

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

Executive Officers

For 2019, our named executive officers, whose compensation we describe below, are Messrs. Penske, Kurnick, Carlson, Denker, and Spradlin. Each of these executive officers were elected by the Board of Directors and will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal from office. Biographies of Messrs. Kurnick and Penske are set forth above. Biographies of our other named executive officers are provided below:

J.D. Carlson, 50, has served as our Executive Vice President and Chief Financial Officer since June 2015 and prior to that served as our Senior Vice President and Corporate Controller since May 2011. He previously served as our Vice President and Controller since joining our company in April 2006. Prior to joining us, Mr. Carlson was Corporate Controller for Tecumseh Products. He was previously a Senior Manager for PricewaterhouseCoopers, an accounting and financial advisory services firm, which he joined in 1995.

Bud Denker, 61, has served as our Executive Vice President — Human Resources since July 1, 2015. Since September 2017, he also has served as President of Penske Corporation, and he serves as Executive Vice President, Marketing and Communications of Penske Corporation as well as Executive Vice President of Penske Racing. Mr. Denker served as our Executive Vice President — Marketing from July 2005 to June 2015. Prior to joining us, Mr. Denker served as Vice President, Brand and Market Development for Eastman Kodak Company from 2001-2005.

Shane M. Spradlin, 50, has served as our Executive Vice President since February 2010, our General Counsel since December 2007, and our Corporate Secretary since March 2004. Mr. Spradlin joined our Company in March 2003. From 1999 to 2003, he served as Corporate Counsel to Nextel Communications in Reston, Virginia. From 1995 through 1999, Mr. Spradlin was an associate with the New York and Washington, D.C. offices of Latham & Watkins, specializing in corporate finance and mergers and acquisitions.

Additional corporate officers include:

George Brochick, 70, has served as Executive Vice President of Strategic Development since July 1, 2012. Prior to this, he served as Executive Vice President of our Western Region since December 2002. He joined PAG in 1996 upon the sale of the former Sun Automotive Group to Penske Automotive. In addition to his current executive functions, Mr. Brochick has held numerous dealership general manager positions throughout his automotive career. From 1977 to 1984, prior to entering the automobile business, Mr. Brochick served as Vice President, Operations, for Southwest Kenworth, Inc. Mr. Brochick also held the position of Director, Marketing Services, for Euclid, Inc., a division of Daimler-Benz, A.G., with worldwide responsibilities for market research and technical field studies. Mr. Brochick has previously served as a Board Member of the American International Automobile Dealers Association and is currently serving as a Board Member for the Duke University Board of Visitors.

Richard A. Hook, 45, has served as our Executive Vice President and Chief Information Officer since February 13, 2019. Prior to that, he served as our Senior Vice President and Chief Information Officer since May 1, 2015, as well as Vice President, IT Infrastructure since July 2009. Before joining us in 2009, Mr. Hook held various positions at Arthur Andersen LLP, H&R Block Financial Advisors and Federal-Mogul Corporation.

Shelley Hulgrave, 41, has served as our Senior Vice President since February 2020 and our Corporate Controller since June 2015. She has also served as our Corporate Accounting Manager beginning in October 2006 coordinating the company's accounting teams in the United States, Europe and Australia. Prior to joining us, Ms. Hulgrave held various positions for DaimlerChrysler Financial and Ernst & Young.

Aaron Michael, 44, has served as our Senior Vice President, Financial Services since 2014 and has been our Treasurer since 2006. In his role as Treasurer, he manages our capital structure and real estate portfolio. From 2001 through 2006, Mr. Michael was employed by Penske Corporation in various finance and treasury roles. Prior to working with Penske, Mr. Michael was a commercial lender for Comerica Bank in its Detroit, MI office.

Terri Mulcahey, 54, has served as our Executive Vice President, Marketing and Business Development since July 1, 2015. Prior to that, Ms. Mulcahey served as our Senior Vice President, Marketing and Business Development from July 1, 2012, and as our Vice President, Business Development from April 9, 2007. Before joining us, Ms. Mulcahey served in various roles at the Reynolds and Reynolds Company for 20 years, including the role of Senior Vice President of Sales and Service for North America operations.

Anthony R. Pordon, 55, has served as Executive Vice President since May 2011. Prior to that, Mr. Pordon served as Senior Vice President since January 2006 and Vice President since July 2001. Mr. Pordon's primary responsibilities include Investor Relations, Corporate Communications, and Corporate Development, including the responsibility for establishing, directing and maintaining our communication strategies and representation on Wall Street with the buy-side and sell-side analyst community. Prior to joining us, Mr. Pordon served in various capacities at Detroit Diesel Corporation, a manufacturer of heavy-duty diesel engines. Prior to Detroit Diesel, Mr. Pordon was an auditor at Deloitte & Touche LLP.

Compensation Committee Report

The Compensation and Management Development Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis set forth below with management. Based on this review and these discussions with management, the committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation & Management
Development Committee of the Board of Directors

H. Brian Thompson (Chair)
Lisa Davis
Wolfgang Dürheimer

Compensation Discussion and Analysis

Compensation Philosophy.     Other than with respect to Messrs. Kurnick and Penske, the majority of our executive and employee compensation is payable in cash in the short-term, and is comprised principally of salary and cash bonuses. We use cash compensation as the majority of our compensation because we believe it provides the most flexibility for our employees and is less dilutive to existing stockholders than equity compensation. The compensation committee also recognizes that stock prices may reflect factors other than long-term performance, such as general economic conditions and varying attitudes among investors toward the stock market in general and toward automotive retail companies specifically. However, we also provide long-term compensation in the form of restricted stock awards for senior employees, including each of our named executive officers. Our restricted stock program awards typically vest over four years, with 70% of any award vesting in the third and fourth years. We believe this long term compensation helps to align management's goals with those of our other stockholders and provides a long-term retention inducement for our key employees, as discussed below under the heading "Long Term Incentive Plans."

Outside Advisors and Consultants.     Our compensation committee has full access to any of our employees and has the authority to hire outside consultants and advisors at its discretion, though it did not do so in 2019. Notwithstanding management's participation in the executive compensation process, all named executive officer compensation determinations are made by the committee, using its independent judgment and analysis.

Role of Executive Officers.     The compensation committee relies on our senior management to assist in fulfilling many of its duties, in particular our Executive Vice President — Human Resources and Chief Executive Officer, each of whom attends part of most committee meetings. These executives make recommendations concerning our compensation policies generally, certain specific elements of compensation for senior management (such as equity awards and bonuses), and report to the committee as to company personnel and developments. Our Chief Executive Officer also makes specific compensation recommendations concerning our other executive officers and certain other employees. Our Chief Executive Officer does not participate in determining his own compensation.

Addressing Risk.     Our compensation committee recognizes that any incentive based compensation arrangement induces an inherent element of risk taking by senior management. We incent management through annual discretionary bonuses, restricted stock grants and, in some cases, performance based bonuses. The committee assesses the risk related to our compensation policies for the named executive officers and for the employees generally, and has determined that our compensation arrangements do not lend themselves to unnecessary or excessive risk taking. The committee believes that any inherent risk is mitigated by the following factors:

•
Our compensation recovery policy noted below
•
Our committee's negative discretion to reduce any performance based award
•
Approximately 70% of the equity compensation we issue vests in the third and fourth years
•
Rigorous internal and external audits of our field and consolidated results
•
Our commitment to full compliance with our code of conduct
•
Thorough investigation of all fraud and financial-related complaints, including those received on our anonymous hotline

The responsibilities of the compensation committee and committee member independence are described under "Our Corporate Governance" beginning on page 7.

Compensation Recovery ("Clawback") Policy.     We have a policy regarding the recovery of unfairly earned compensation.

Under the policy, if our Board determines that a member of management earned performance based compensation or incentive compensation within the last three years due to fraud, negligence or intentional misconduct, and such conduct was a significant contributing factor to our restating our financial statements or the reporting of material inaccuracies relating to financial reporting or other performance metrics used in those awards, our Board has the discretion to cause that employee to repay and/or forfeit all compensation that was expressly conditioned upon the achievement of the misreported financial results.

Equity Award Approval Policy.     We have an equity award approval policy which requires that all equity awards be approved by the committee and that the grant date of all awards except those discussed below shall be the date of the approval by the committee. As part of that policy, the compensation committee delegated to our Chief Executive Officer the authority to grant awards of up to an aggregate of 50,000 shares of our common stock (or stock equivalents) for new hires or spot awards, other than to executive officers, provided that the awards are reported to the committee at its next meeting. Our compensation committee believes that this delegation of authority allows us to meet our ongoing business needs in a practical manner. Our Chief Executive Officer approved awards for 1,936 shares under that authority in 2019, which awards were ratified by the committee.

Stock Ownership Guidelines.     Our stock ownership guidelines are designed to align our management and Board members' interests with our stockholders. The guidelines require that officers and directors own the following levels of common stock, expressed as a multiple of base salary.

Executive Officer Level	Multiple of Base Salary

CEO	8x
President	4x
Executive Vice Presidents	2x

Non-employee board members are required to own common stock equal to ten times our annual retainer (currently, $40,000 × 10 = $400,000). Directors and officers have five years from appointment to reach the minimum ownership level, though our policy allows extensions at the discretion of the Chair and Lead Director. These guidelines exclude any shares that are pledged by any of our directors and officers, and also include any shares of restricted stock held by the officer or director.

Determination of Compensation Amounts.     The compensation committee reviews and determines all aspects of compensation for our named executive officers. In making decisions regarding non-CEO compensation, the committee receives input from our Chief Executive Officer. The committee believes that solely using annual quantitative performance measurements does not create the appropriate balance of incentives to build long-term value. Thus, the committee evaluates a broad range of qualitative factors, including reliability, a track record of integrity, good judgment, foresight and the ability to lead others.

The committee reviews salary adjustments with a view to maintaining external compensation competitiveness. We annually benchmark competitiveness of our total compensation against a group of publicly traded automotive retailers (Asbury Automotive Group, AutoNation, CarMax, Group 1 Automotive, Lithia Motors and Sonic Automotive). While we benchmark our compensation, we do not target a specific quartile of pay for our named executive officers as compared to our peers.

In addition to the above mentioned factors, the level of compensation that we pay to Messrs. Denker and Kurnick reflect that each devotes a percentage of his time to affiliated companies for which they receive additional compensation from Penske Corporation. Specifically, Mr. Kurnick serves as Penske Corporation's Vice Chair and Mr. Denker serves as the President of Penske Corporation. Our committee does not track the exact percentage of time spent on Penske Automotive versus affiliated matters, recognizing that the amount varies from year to year, but it is generally expected that each will spend approximately 75% of his time on Penske Automotive matters. We were reimbursed approximately four percent of Mr. Spradlin's base salary by Penske Corporation to reflect his efforts on behalf of Penske Corporation. The full amount of Mr. Spradlin's base salary is shown in the table below.

Our Compensation Program.    Our compensation program primarily consists of four elements:

•
Base salary
•
Annual discretionary cash bonus payments
•
Restricted stock awards
•
Employee health and welfare plan participation and other benefits, such as a vehicle allowance

Base Salary.     The salaries of our named executive officers are determined by scope of job responsibility, experience, individual performance, historical salary levels and the benchmarking information discussed above. The committee approves salary levels for named executive officers and certain key employees in order to maintain external compensation competitiveness using the benchmarks noted above, and to reflect the performance of those employees in the prior year and to reflect any change in the employee's responsibilities. The evaluation of the individual's performance is based upon the committee's subjective perception of that individual's performance, based in large part on input from our Chief Executive Officer with respect to each of the other named executive officers, and the factors noted above under "Determination of Compensation Amounts."

The committee also considers our Company-wide performance in the prior year and general economic factors when setting base salary levels for each of the named executive officers. The items of corporate performance that are considered for our named executive officers are the same as those with respect to the award detailed below under "Long-Term Incentive Plans." Our compensation committee uses these factors in a subjective evaluation to gauge Company performance, keeping in mind the impact of the general performance of the automotive retail industry. Beginning January 2020, Messrs. Carlson, Denker and Spradlin's salaries were each increased $25,000 resulting from the Committee's review of these factors. Each now receives a salary of $600,000.

Annual Bonus Payments.     Our senior management is eligible to receive annual discretionary cash bonus payments. In the past several years, our Chief Executive Officer and President have not received any discretionary bonus payments, and instead receive only the restricted stock grants resulting from their achievement of performance goals, as described below under "Long-Term Incentive Plans." We pay annual cash bonuses to our other named executive officers to provide an incentive for future performance and as a reward for performance during the prior year. These discretionary bonus payments are determined in varying degrees based on three criteria:

•
Company-wide performance in the prior year
•
Evaluation of an individual's performance in the prior year
•
Evaluation of the annual performance of an individual's business unit in the prior year

The items of Company-wide performance that are considered for our named executive officers are the same as those detailed below under "Long-Term Incentive Plans." Our compensation committee uses these factors in a subjective evaluation to gauge Company performance, keeping in mind the impact of the overall performance of the business sectors in which we compete. The evaluation of the individual's performance and the performance of the individual's business unit is based on the committee's perception of that performance, based in part on input from our Chief Executive Officer and the factors noted above under "Determination of Compensation Amounts." The amount of cash bonuses paid to Messrs. Carlson, Denker and Spradlin are set forth in the "Bonus" column of the Summary Compensation Table below.

 Restricted Stock Awards.     Each member of senior management, including each of the named executive officers, is eligible to receive a restricted stock award because we believe these awards effectively align management's goals with those of our other stockholders. Restricted stock grants for management typically vest over four years at a rate of 15%, 15%, 20% and 50% per year, and are subject to forfeiture in the event the employee departs from the Company before vesting. We believe these awards provide a longer-term incentive for management because the majority of the award vests in the third and fourth year. We employ this form of compensation in part because many of our initiatives may take several years to yield benefits. We also believe that weighted vesting of these awards provides an additional incentive to retain our valuable employees due to the unvested value that may be created over time. Our restricted stock awards mirror our other outstanding stock, including the right to vote with our other stockholders and receive dividends.

In 2019 and 2020, each of our named executive officers received restricted stock awards resulting from achievement of the long term incentive plan awards discussed below. In total in 2019, the committee approved the grant of approximately 546,963 equity incentive awards under our 2015 Equity Incentive Plan (representing approximately 0.7% of our current outstanding equity), including all of the awards to our named executive officers. Our 2015 Equity Incentive Plan provides up to four million shares for equity awards and terminates on May 5, 2020.

Other Compensation.     We may also provide our named executive officers, and certain other employees, with selected other benefits or perquisites in order to attract and retain them. With respect to health and welfare benefits, the committee believes that our employees should receive a meaningful benefit package commensurate with those of other automotive retailers, recognizing the increasing cost of those benefits in recent years. We also provide our U.S. employees with company matching under our 401(k) plan. The amounts received by the named executive offers in this regard are set forth in the "All Other Compensation" column of the "Summary Compensation" table below

Our named executive officers, as well as other eligible employees, may defer up to 50% of their base salary and up to 100% of their bonus compensation pursuant to the Penske Automotive Group, Inc. Deferred Compensation Plan, effective January 1, 2018 (the "DCP"). The DCP is an unfunded, non-qualified deferred compensation plan which provides the opportunity to accumulate additional savings for retirement on a tax deferred basis. The Company does not match funds deferred through this plan. Additional details regarding our DCP can be found below in the "Nonqualified Deferred Compensation" table.

Our named executive officers and directors are also provided with an automobile allowance or the use of a company vehicle. From time to time, we may provide other benefits to certain members of our senior management. We have valued these benefits in the "All Other Compensation" column of the "Summary Compensation" table below based on our cost. We review these benefits on a case-by-case basis and believe, if limited in scope, such benefits can provide an incentive to long term performance and help retain our valuable employees.

No Employment Agreements or Pre-arranged Severance Compensation.     None of our current executive officers have been provided an employment agreement, nor are they entitled to any pre-arranged severance compensation. We believe our mix of short-term and long-term compensation provides a retention incentive that makes an employment contract unnecessary, while providing us flexibility with respect to managing the departure of an executive officer. Our lack of pre-arranged severance compensation is consistent with our performance based compensation philosophy, and provides us the flexibility to enter into post-employment arrangements based on circumstances existing upon departure. We have historically entered into varying types of severance arrangements with departing members of our senior management, which have included vesting of restricted stock and consulting agreements, as we believe it may be important to have continuing access to these individuals' knowledge base and guidance. In the event we employ consulting agreements, we have typically obtained a non-compete agreement with these individuals. With respect to a change in control, none of our current executive officers have been guaranteed any change of control payments, however, our outstanding restricted stock grants provide that in the event of a change of control, the award will vest.

Long Term Incentive Plans    Our compensation committee established 2019 performance targets for a performance based award for each of named executive officers in February 2019. The payouts are set forth in the table below and were paid in shares of restricted stock in February 2020 as set forth below. During 2019, the company faced macroeconomic challenges, particularly in its U.K. operations, from the continued delays in Brexit which led to declining consumer confidence and an oversupply of both new and used vehicles in the market. Further, changing consumer preferences with respect to government driven policies regarding diesel-powered vehicles also resulted in an over-supply of used vehicles in the market. Messrs. Carlson, Denker and Spradlin achieved 41% of the performance targets noted below, which underperformance we believe results significantly from these events. Messrs. Kurnick and Penske achieved 31% of the performance targets noted below. However, in addition to the considerations above, the compensation committee believes that the underperformance for the customer satisfaction objective noted below was due to product issues with one brand, which was not subject to the influence of our management and therefore determined to pay out this objective at the full 10%.

Our compensation committee has approved the payments noted below, which are below the threshold payments noted below, considering the extraordinary nature of the circumstances leading to the result, managements' efforts in 2019, Company retention concerns and considering that the Chief Executive Officer and President received no bonus with respect to 2019 other than this award.

The amount of restricted stock noted below granted in February 2020 and vesting over a four year period was calculated by dividing the total award achieved by our average closing stock price for each trading day in 2019 ($46.1127). Messrs. Kurnick and Penske did not receive an annual cash bonus because they each received this restricted stock grant.

2019 Long Term Incentive Award Amounts

Name and Principal Position	Threshold ($)	Target ($)	Maximum ($)	Payment ($)	Payment (Shares)

Roger S. Penske	$2,500,000	$5,000,000	$7,500,000	$2,050,000	44,456
Chief Executive Officer

Robert H. Kurnick, Jr.	500,000	1,000,000	1,500,000	$410,000	8,891
President

J.D. Carlson	250,000	500,000	750,000	$205,000	4,446
Executive Vice President & Chief Financial Officer

Bud Denker	250,000	500,000	750,000	$205,000	4,446
Executive Vice President — Human Resources

Shane M. Spradlin	250,000	500,000	750,000	$205,000	4,446
Executive Vice President, General Counsel & Secretary

2019 Long Term Incentive Award Objectives

The specific 2019 performance objectives for Messrs. Kurnick and Penske were as follows:

Objective	Result	% of Award	Achievement

• EBITDA (earnings before interest, taxes, depreciation and amortization) of $881.5 million (100% attainment), EBITDA below $818 million results in no attainment, EBITDA of $818 million results in 50% attainment, and EBITDA of $923 million yields 200% attainment.(1)	$825.3	20%	11%
• Compliance with the covenants in our U.S. and U.K. credit facilities	Compliant	10%	10%
• Comparative earnings per share of $5.46 to $5.66 (100% attainment), EPS of $5.34 to $5.45 (50% attainment) and EPS over $5.66 (200% attainment)	$5.28	10%	0%
• Operating margin of 2.99% to 3.18% (100% attainment), operating margin of 2.88% to 2.98% (50% attainment) and above 3.18% (150% attainment)(2)	2.82	10%	0%
• Common stock price performance exceeds performance of 5 of 8 selected peer group companies during 2019 (100% attainment). Outperformance of 4 of 8 yields 50% attainment, 6 of 8 yields 125% attainment, 7 of 8 yields 150% attainment and 8 of 8 yields 200% attainment(3)	2 of 8	10%	0%
• Customer satisfaction scores exceed manufacturer objectives at 90% of our U.S. franchises	(4)	10%	(4)
• No material weaknesses in our internal controls	None	10%	10%
• Reduce selling, general and administrative expense as a percentage of gross profit by more than 100 basis points (100% attainment). Reduction below 10 basis points results in no attainment, reduction of 10 to 50 basis points results in 25% attainment, reduction of 51 to 75 basis points results in 50% attainment and reduction of 76 to 100 basis points results in 75% attainment	Increase of 39 bps	10%	0%
• Same-store revenue growth of 1.51% to 2.5% (100% attainment). Growth of 1% to 1.5% results in 50% attainment, and growth above 2.51% yields 150% attainment.	–.7%	10%	0%
Total		100%	41%
(1)
Performance between these amounts yields pro rata attainment.

(2)
Operating margin is the ratio of operating income to total revenue.

(3)
The peer group companies for this purpose are Asbury Automotive, AutoNation, CarMax, Lithia Automotive, Group 1 Automotive, Sonic Automotive, Ryder and Pendragon PLC (U.K.).

(4)
This objective was not met. However, the compensation committee believes that the underperformance for this objective was due to product issues with one brand which was not subject to the influence of our management and therefore determined to pay out this objective at the full 10%.

The specific 2019 performance objectives for Messrs. Carlson, Denker and Spradlin were the same as those set forth above, except for the omission of the customer satisfaction objective, which percentage amounts were instead allocated evenly to the covenant compliance and the internal controls objectives.

2020 Long Term Incentive Award Amounts

In February 2020, the committee established similar performance based awards for our named executive officers in the amounts specified below to be paid in shares of restricted stock to be granted in 2021 calculated by dividing the resulting total award achieved by the average PAG closing stock price for each trading day in 2020.

Name and Principal Position	Target ($)	Maximum ($)

Roger S. Penske	$5,000,000	$7,500,000
Chief Executive Officer

Robert H. Kurnick, Jr.	1,000,000	1,500,000
President

J.D. Carlson	500,000	750,000
Executive Vice President & Chief Financial Officer

Bud Denker	500,000	750,000
Executive Vice President — Human Resources

Shane M. Spradlin	500,000	750,000
Executive Vice President, General Counsel & Secretary

The performance objectives for these awards are as follows:

Objective	% of Award

• EBITDA (earnings before interest, taxes, depreciation and amortization) of $831.8 million (100% attainment), EBITDA below $771.8 million results in no attainment, EBITDA of $771.8 million results in 50% attainment, and EBITDA of $870.9 million yields 200% attainment.(1)	20%
• Compliance with the covenants in our U.S. and U.K. credit facilities	10%
• Comparative earnings per share of $5.52 to $5.77 (100% attainment), EPS of $5.28 to $5.51 (50% attainment) and EPS over $5.77 (200% attainment)	10%
• Operating margin of 2.89% to 2.93% (100% attainment), operating margin of 2.82% to 2.84% (50% attainment), operating margin of 2.85% to 2.88% (75% attainment) and above 2.93% (200% attainment)(2)	10%
• Common stock price performance exceeds performance of 5 of 8 selected peer group companies during 2020 (100% attainment). Outperformance of 4 of 8 yields 50% attainment, 6 of 8 yields 125% attainment, 7 of 8 yields 150% attainment and 8 of 8 yields 200% attainment(3)	10%
• Customer satisfaction scores exceed manufacturer objectives at 90% of our U.S. franchises	10%
• No material weaknesses in our internal controls	10%
• Component is discretionary in the determination of our Compensation and Management Development Committee	20%
Total	100%
(1)
Performance between these amounts yields pro rata attainment.

(2)
Operating margin is the ratio of operating income to total revenue.

(3)
The peer group companies for this purpose are Asbury Automotive, AutoNation, CarMax, Lithia Automotive, Group 1 Automotive, Sonic Automotive, Ryder and Pendragon PLC (U.K.).

Executive Compensation

The following table contains information concerning 2019 annual and long-term compensation for our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated named executive officers, collectively referred to as the "named executive officers." For a discussion of our methodology in valuing the items set forth under "All Other Compensation," see "CD&A — Other Compensation."

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		All Other Compensation ($)		Total ($)

Roger S. Penske	2019	$1,400,000	—	$5,000,000	(2)	$493,752	(3)	$6,893,752
Chief Executive Officer	2018	1,400,000	—	5,000,000		424,351		6,824,351
	2017	1,375,000	—	5,000,000		432,491		6,807,491

Robert H. Kurnick, Jr.	2019	800,000	—	1,000,000	(2)	176,315	(4)	1,976,315
President	2018	800,000	—	1,000,000		162,890		1,962,890
	2017	787,500	—	1,000,000		164,130		1,951,630

J.D. Carlson	2019	575,000	315,000	500,000	(2)	77,659	(5)	1,467,659
Executive Vice President & Chief	2018	547,917	350,000	500,000		66,223		1,789,140
Financial Officer	2017	522,917	300,000	200,000		70,222		1,093,139

Bud Denker	2019	575,000	315,000	500,000	(2)	34,649	(6)	1,424,649
Executive Vice President —	2018	547,917	350,000	500,000		24,166		1,747,083
Human Resources	2017	523,958	300,000	200,000		18,423		1,042,381

Shane M. Spradlin	2019	575,000	315,000	500,000	(2)	89,597	(7)	1,479,597
Executive Vice President, General	2018	547,917	350,000	500,000		76,500		1,799,417
Counsel & Secretary	2017	523,958	300,000	295,001		74,809		1,193,768
(1)
These amounts represent the grant date fair value of the restricted stock awards that we granted during 2019 under our 2015 Equity Incentive Plan, computed in accordance with FASB ASC Topic 718. Additional assumptions used in the calculation of the amounts in this column are included in footnote 14 to our audited financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2020.

(2)
These amounts represent the target amount for a performance based award issued in February 2019 described below. The payouts for the performance based awards are each set forth in the table below, along with the achievement amount, which was ultimately paid in shares of restricted stock in February 2020.

(3)
Consists of $443,752 of dividends on unvested restricted stock awards and $50,000 in charitable donations pursuant to our director charitable matching program.

(4)
Consists of $37,670 for an automobile allowance, $50,000 in charitable donations pursuant to our director charitable matching program and $88,645 in dividends on unvested restricted stock awards.

(5)
Represents $27,600 for an automobile allowance, matching funds under our U.S. 401(k) plan, company-sponsored life insurance, company-sponsored lunch program, personal use of sporting event tickets, $35,090 in dividends on unvested restricted stock awards, and a tax allowance of $3,474.

(6)
Represents spousal travel costs, $33,742 in dividends on unvested restricted stock and a tax allowance of $395.

(7)
Represents an automobile allowance, company-sponsored life insurance, matching funds under our U.S. 401(k) plan, company-sponsored lunch program, payments for a country club membership, personal use of sporting event tickets, $39,690 in dividends on unvested restricted stock, spousal travel costs and a tax allowance of $4,265.

 2019 Long Term Incentive Award Amounts

Name and Principal Position	Threshold ($)	Target ($)	Maximum ($)	Payment ($)

Roger S. Penske	2,500,000	5,000,000	$7,500,000	$2,050,000
Chief Executive Officer

Robert H. Kurnick, Jr.	500,000	1,000,000	$1,500,000	$410,000
President

J.D. Carlson	250,000	500,000	750,000	$205,000
Executive Vice President & Chief Financial Officer

Bud Denker	250,000	500,000	750,000	$205,000
Executive Vice President — Human Resources

Shane M. Spradlin	250,000	500,000	750,000	$205,000
Executive Vice President, General Counsel & Secretary

Grants of Plan-Based Awards in 2019

	Estimated Future Payouts under Equity Incentive Plan Awards(1)				All other Awards: Number of Shares	Grant Date Fair Value of Stock
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	of Stock	Awards ($)(2)

Roger S. Penske	2/12/2019	2,500,000	5,000,000	$7,500,000		$5,000,000
Chief Executive Officer	2/12/2019				107,543	5,100,000

Robert H. Kurnick, Jr.	2/12/2019	500,000	1,000,000	$1,500,000		1,000,000
President	2/12/2019				21,509	1,020,000

J.D. Carlson	2/12/2019	250,000	500,000	750,000		500,000
Executive Vice President &	2/12/2019				10,754	510,000
Chief Financial Officer

Bud Denker	2/12/2019	250,000	500,000	750,000		500,000
Executive Vice President —	2/12/2019				10,754	510,000
Human Resources

Shane M. Spradlin	2/12/2019	250,000	500,000	750,000		500,000
Executive Vice President,	2/12/2019				10,754	510,000
General Counsel & Sec.
(1)
These columns show the threshold, target, and maximum award values, denominated in dollars, for the awards granted under our 2019 Long Term Incentive Plan described above under the heading "2019 Long Term Incentive Awards." While these awards are denominated in dollars in the table, they were paid out in shares of restricted stock in 2020.

(2)
Computed in accordance with ASC 718.

Outstanding Equity Awards at 2019 Year-End

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested(1)

Roger S. Penske	315,044	(2)	$15,821,509
Chief Executive Officer
Robert H. Kurnick, Jr.	63,009	(3)	$3,164,312
President
J.D. Carlson	26,150	(4)	$1,313,253
Executive Vice President & Chief Financial Officer
Bud Denker	26,150	(5)	$1,313,253
Executive Vice President — Human Resources
Shane M. Spradlin	28,684	(6)	$1,440,510
Executive Vice President, General Counsel & Secretary

(1) Market value is based upon the closing price of our common stock on December 31, 2019 ($50.22).
(2) These restricted shares vest as follows:
June 1, 2020 – 83,529	June 1, 2023 – 62,663
June 1, 2021 – 81,229	June 1, 2024 – 22,228
June 1, 2022 – 65,395
(3) These restricted shares vest as follows:
June 1, 2020 – 16,705	June 1, 2023 – 12,533
June 1, 2021 – 16,245	June 1, 2024 – 4,446
June 1, 2022 – 13,080
(4) These restricted shares vest as follows:
June 1, 2020 – 5,899	June 1, 2023 – 6,267
June 1, 2021 – 5,562	June 1, 2024 – 2,223
June 1, 2022 – 6,199
(5) These restricted shares vest as follows:
June 1, 2020 – 5,899	June 1, 2023 – 6,267
June 1, 2021 – 5,562	June 1, 2024 – 2,223
June 1, 2022 – 6,199
(6) The restricted shares vest as follows:
June 1, 2020 – 7,516	June 1, 2023 – 6,267
June 1, 2021 – 6,479	June 1, 2024 – 2,223
June 1, 2022 – 6,199

 Option Exercises and Stock Vested During 2019

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Roger S. Penske	74,142	$3,167,346
Chief Executive Officer
Robert H. Kurnick, Jr.	14,691	$627,600
President
J.D. Carlson	6,343	$270,973
Executive Vice President & Chief Financial Officer
Bud Denker	4,593	$196,213
Executive Vice President — Human Resources
Shane M. Spradlin	7,118	$304,081
Executive Vice President, General Counsel & Secretary

Nonqualified Deferred Compensation

The Penske Automotive Group, Inc. Deferred Compensation Plan ("DCP") allows qualifying individuals, including our named executive officers, to defer on a pre-tax basis up to 50% of their base salary and/or up to 100% of their annual bonus until their retirement or separation from the Company. The deferred assets are held in a rabbi trust and are invested on behalf of the participants in investments managed by Canadian Imperial Bank of Commerce (CIBC). In the event of termination of employment, all balances would be paid in either a lump sum or up to ten annual installments, according to the employee's prior election. We do not provide any matching contributions and we do not guarantee a minimum return on these amounts. All gains and losses shown in the table below resulted from the investments managed by CIBC.

We believe the DCP is an important tool for recruiting key employees and assists in employee retention. The table below reflects the contributions, earnings, withdrawals and distributions during 2019, and the account balances as of December 31, 2019 for each named executive officer under the DCP.

Name	Executive Contributions In Last FY(1)	Registrant Contributions In Last FY	Aggregate Earnings In Last FY(2)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE(3)

Roger S. Penske	—	—	—	—	—
Chief Executive Officer
Robert H. Kurnick, Jr.	—	—	—	—	—
President
J.D. Carlson	$608,898	—	$108,884	—	$1,326,081
EVP & Chief Financial Officer
Bud Denker	$69,283	—	$2,220	—
EVP — Human Resources					$71,503
Shane M. Spradlin	$212,801	—	$33,843	—
EVP, General Counsel & Secretary					$430,835
  (1)
  The full amounts in this column were previously reported in the "Salary" and "Bonus" columns of the Summary Compensation Table

  (2)
  The amounts in this column were not reported as compensation in the Summary Compensation Table.

  (3)
  No portion of the amount shown in this column has been shown in the Summary Compensation Table in years prior to 2019.

Pension Benefits and Nonqualified Deferred Compensation.    Our executive officers are not eligible to participate in any defined benefit compensation plans. The Penske Automotive Group, Inc. Deferred Compensation Plan ("DCP") discussed above allows participants the opportunity to accumulate additional savings for retirement on a tax-deferred basis. For a more detailed discussion of the DCP, please see the section entitled "Executive Compensation — Nonqualified Deferred Compensation."

"Golden Parachutes" or Termination/Change in Control Payments.    None of our current named executive officers have been provided an employment agreement, nor are they entitled to any pre-arranged severance compensation. With respect to a change in control, none of our current named executive officers have been guaranteed any change of control payments, however, our outstanding restricted stock grants provide that in the event of a change of control the award will vest. Based on a closing stock price of $40.03 on March 11, 2020, the following number of shares would vest assuming a change of control occurred on that date: Roger Penske 315,044 shares ($12,611,211), Robert Kurnick 63,009 shares ($2,522,250), Shane Spradlin 28,684 shares ($1,148,221), J.D. Carlson 26,150 shares ($1,046,785) and Bud Denker 26,150 shares ($1,046,785).

CEO Pay Ratio.     As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and applicable SEC rules, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Roger S. Penske, our Chief Executive Officer. For the year ended December 31, 2019:

•
the estimated median of the annual total compensation of our employees other than Mr. Penske, was $44,527; and
•
the annual total compensation of Mr. Penske described elsewhere in this Proxy Statement was $6,893,752.

Based on this information, the ratio of the annual total compensation of Mr. Penske to the median of the annual total compensation of all employees was estimated to be 155 to 1.

Pursuant to SEC rules, we are permitted to calculate our CEO pay ratio for the year ended December 31, 2019 using the same median employee that we identified in 2018 because we do not believe that there have been any changes to our employee population or employee compensation arrangements during 2019 that would have a significant impact on our pay ratio disclosure. We identified our median employee in 2017 as of December 31, 2017, when our worldwide employee population consisted of approximately 26,300 individuals. In identifying the median employee, we excluded from our employee population all of the employees in the following jurisdictions as permitted by SEC rules and interpretations based on the small number of employees located in each: Canada (219), New Zealand (85) and Italy (535). To identify our 2017 median employee from our employee population, we then compared the amount of U.S. gross taxable wages or equivalent foreign metric of our employees as reflected in our payroll records.

We combined all of the elements of our median employee's compensation for 2019 in accordance with the SEC's requirements, resulting in annual total compensation of $44,527. With respect to the annual total compensation of Mr. Penske, we used the amount reported in the "Total" column of our 2019 Summary Compensation Table included in this Proxy Statement.

Director Compensation

The Board of Directors believes that its members should receive a mix of cash and equity compensation, with the option to receive certain compensation in the form of equity. The Board of Directors approves changes to director compensation only upon the recommendation of the Compensation and Management Development Committee, which is composed solely of independent directors. Although all of our directors are eligible for our charitable donation matching program discussed below, only those directors who are not our employees are eligible for director compensation.

Annual Fee and Stock Award.     Each non-employee director receives an annual fee of $40,000, except for audit committee members, who receive $45,000. The Lead Director receives an additional $25,000 and committee chairs receive an additional $10,000. These fees are payable, at the option of each non-employee director, in cash or common stock valued on the date of receipt (generally in the fourth quarter of the year of service). Our non-employee directors also receive an annual grant of 4,000 shares of stock.

Option to Defer Receipt until Termination of Board Service.     Under our Non-Employee Director Compensation Plan, the annual fee and equity awards earned by our non-employee directors may be deferred in either cash (for the annual fee) and/or deferred stock. Each deferred stock unit is equal in value to a share of common stock, and ultimately will be paid in cash after a director retires. These stock units do not have voting rights, but do receive dividends in the form of additional stock units which are credited to the director's account on the date dividends are paid. All cash fees deferred are held in our general funds, and interest on such deferred fees is credited to the director's account at the then current U.S. 90-day Treasury bill rate on a quarterly basis.

Charitable Donation Matching Program.     All directors are eligible to participate in a charitable matching gift program. Under this program, we match up to $50,000 per year in contributions by each director to institutions qualified as tax-exempt organizations under 501(c)(3) of the Internal Revenue Code and other institutions approved at the discretion of management. We may decline to match any contribution to an institution with goals that are incompatible with ours, or due to conflicts with our director independence policy. This program is not available for matching of political contributions. While the contributions are directed by our directors, we retain the tax deduction for matching contributions paid by us.

Other Amounts.     As part of our director continuing education program, each director is eligible to be reimbursed by us for the cost and expenses relating to one education seminar per year. These amounts are excluded from the table below. Each non-employee director is also entitled to the use of a company vehicle, including the cost of routine maintenance and repairs and company-sponsored automobile insurance relating to that vehicle. For any director who declines the use of a company-sponsored vehicle, we provide a $20,000 cash payment in lieu of the company-sponsored vehicle. All directors are also entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to, and attendance at, meetings of the Board of Directors or its committees. Because we expect attendance at all meetings, and a substantial portion of the Board of Directors' work is done outside of formal meetings, we do not pay meeting fees.

 2019 Director Compensation Table

Our directors serving in 2019 who were also our employees (Messrs. Kurnick, Penske, Sasaki and Yamanaka) receive no additional compensation for serving as directors, though they are eligible for the charitable matching program noted above.

Name	Fees Earned or Paid in Cash(1)		Stock Awards(2)	All Other Compensation(3)	Total

John D. Barr	$45,000		$208,880	$105,466	$359,346
Lisa A. Davis	40,000		208,880	92,698	341,578
Wolfgang Dürheimer	40,000		208,880	18,760	267,640
Michael R. Eisenson	60,000	(4)	208,880	50,442	319,322
Kimberly J. McWaters	55,000		208,880	68,401	332,281
Roger S. Penske, Jr.	60,000	(4)	208,880	53,836	322,716
Sandra A. Pierce	40,000		208,880	76,805	325,685
Greg C. Smith	75,000	(4)	208,880	50,000	333,880
Ronald G. Steinhart	45,000		208,880	66,328	320,208
H. Brian Thompson	75,000		208,880	56,588	340,468
  (1)
  Ms. Davis and Ms. Pierce elected to receive equity in lieu of a cash retainer for 2019. Mr. Thompson elected to receive 50% of his retainer in equity in 2019.

  (2)
  These amounts represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718 in connection with stock awards granted under our 2015 Equity Incentive Plan, and excludes the amount of any equity compensation received in lieu of cash noted in footnote one.

  (3)
  See the following table for a description of these amounts and other information.

  (4)
  Includes $20,000 in lieu of a company sponsored vehicle.

Director Other Compensation

Name	Company Sponsored Vehicle(1)		Charitable Match	Other(3)	Total	Deferred Stock Units at 12/31/19

John D. Barr	$75,466		$30,000	—	$105,466	33,820
Lisa A. Davis,	40,372		50,000	$2,326	92,698	14,812
Wolfgang Dürheimer	18,760		—	—	18,760	8,140
Michael R. Eisenson	—	(2)	50,000	442	50,442	—
Kimberly J. McWaters	35,401		33,000	—	68,401	40,314
Roger S. Penske, Jr.	—	(2)	50,000	3,836	53,836	12,408
Sandra A. Pierce	26,294		50,000	511	76,805	8,115
Greg C. Smith	—	(2)	50,000	—	50,000	12,408
Ronald G. Steinhart	16,328		50,000	—	66,328	—
H. Brian Thompson	6,379		50,000	209	56,588	—
  (1)
  Represents vehicle depreciation, insurance costs, maintenance costs and, if applicable, disposal costs on sale of vehicle.

  (2)
  This director elected to receive $20,000 in lieu of a company sponsored vehicle.

  (3)
  Spousal travel.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 17, 2020 by (1) each person known to us to own more than five percent of our common stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers as a group.

"Beneficial ownership" is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares, including shares of restricted but unvested stock. The percentage of ownership is based on 80,887,853 shares of our common stock outstanding on March 17, 2020. Unless otherwise indicated in a footnote, each person identified in the table below has sole voting and dispositive power with respect to the common stock beneficially owned by that person and none of the shares are pledged as security.

Name of Beneficial Owner	Economic Ownership(1)	Beneficial Ownership(2)		Percent

Principal Stockholders
Penske Corporation(3)	34,181,121	34,181,121		42.3%
2555 Telegraph Road, Bloomfield Hills, MI 48302-0954
Mitsui(4)	13,322,205	13,322,205		16.5%
1-3, Marunouchi, 1-Chome, Chiyoda-ku, Tokyo, Japan 100-8631

Current Directors and Nominees
John D. Barr	56,135	22,000		*
Lisa A. Davis	14,950	-0-		*
Wolfgang Dürheimer	8,216	-0-		*
Michael R. Eisenson	79,657	79,657		*
Robert H. Kurnick, Jr.(5)	98,821	98,821		*
Kimberly J. McWaters	49,614	8,924		*
Greg Penske(6)	38,178	38,178		*
Roger S. Penske(7)	35,120,145	35,120,145		43.4%
Roger S. Penske, Jr.	14,118	1,594	(6)	*
Sandra A. Pierce(6)	35,340	27,150		*
Greg C. Smith	12,524	-0-		*
Ronald G. Steinhart	57,140	57,140		*
H. Brian Thompson(8)	102,694	102,694		*
Masashi Yamanaka	-0-	-0-		*

Officers Who Are Not Directors
J.D. Carlson(5)	37,105	37,105		*
Bud Denker(5)	40,679	40,679		*
Shane M. Spradlin(5)	46,263	46,263		*
All directors and executive officers (17 persons)	35,811,579	35,680,350		44.1%
  *
  Less than 1%

  (1)
  Economic Ownership is defined as "Beneficial Ownership" (see footnote 2), plus the amount of deferred stock units held by certain non-employee directors in connection with their director compensation.

  (2)
  Pursuant to the regulations of the SEC, shares are deemed to be "beneficially owned" by a person if such person has the right to acquire such shares within 60 days or directly or indirectly has or shares the power to vote or dispose of such shares.

  (3)
  Penske Corporation is the beneficial owner of these shares of common stock, of which it has shared power to vote and dispose together with a wholly owned subsidiary. All of the shares deemed owned by Penske Corporation are pledged under a loan facility. Penske Corporation also has the right to vote the shares owned by the Mitsui entities (see note 4) under certain circumstances discussed under "Certain Relationships and Related Party Transactions." If these shares were deemed to be beneficially owned by Penske Corporation, its beneficial ownership would be 47,503,326 shares or 58.6%.

  (4)
  Represents 2,664,042 shares held by Mitsui & Co., (U.S.A.), Inc. and 10,658,163 shares held by Mitsui & Co., Ltd.

  (5)
  Includes for Mr. Kurnick, 63,009 shares of restricted stock, for Mr. Carlson, 26,150 shares of restricted stock, for Mr. Denker, 26,150 shares of restricted stock, and for Mr. Spradlin, 28,684 shares of restricted stock.

  (6)
  The Director has shared voting power with respect to these shares.

  (7)
  Includes the 34,181,121 shares deemed to be beneficially owned by Penske Corporation, as to all of which shares Mr. Penske may be deemed to have shared voting and dispositive power. Mr. Penske is the Chair and Chief Executive Officer of Penske Corporation. Mr. Penske disclaims beneficial ownership of the shares beneficially owned by Penske Corporation, except to the extent of his pecuniary interest therein. Penske Corporation also has the right to vote the shares owned by the Mitsui entities (see note 4) under certain circumstances discussed under "Certain Relationships and Related Party Transactions." If these shares were deemed to be beneficially owned by Mr. Penske, his beneficial ownership would be 48,397,894 shares or 59.7%. In addition, Mr. Penske has shared voting power with respect to 294,485 of these shares. These figures include 315,044 shares of restricted stock.

  (8)
  Mr. Thompson has shared voting power with respect to 4,000 of these shares.

Related Party Transactions

Our Board of Directors has adopted a written policy with respect to the approval of related party transactions. Under the policy, related party transactions valued over $5,000 must be approved by a majority of either the members of our Audit Committee or our disinterested Board members. Our Audit Committee approves all individual related party transactions valued below $1 million, all multiple-payment transactions valued below $5 million (such as a lease), and any transaction substantially similar to a prior year's transaction (regardless of amount). Our Board, by a vote of the disinterested directors, reviews and approves all other related party transactions. At each regularly scheduled meeting, our Audit Committee reviews any proposed new related party transactions for approval and reviews the status of previously approved transactions. Each of the transactions noted below was approved by our Board of Directors or Audit Committee pursuant to this policy.

Stockholders Agreement.     Entities affiliated with Roger S. Penske, our Chair of the Board and Chief Executive Officer, are parties to a stockholders agreement described below. Mr. Penske is also Chair of the Board and Chief Executive Officer of Penske Corporation, and, through entities affiliated with Penske Corporation, our largest stockholder. The parties to the stockholders agreement are Mitsui & Co., Ltd., Mitsui & Co, (USA), Inc. (collectively, "Mitsui"), Penske Corporation and Penske Automotive Holdings Corp. (collectively the "Penske companies").

Pursuant to the stockholders agreement, the Penske companies agreed to vote their shares for up to two directors who are representatives of Mitsui and Mitsui agreed to vote its shares for up to fourteen directors voted for by the Penske companies. In addition, the Penske companies agreed that if they transfer any of our shares of common stock, Mitsui would be entitled to "tag along" by transferring a pro rata amount, which expires March 26, 2030, of its shares upon similar terms and conditions, subject to certain limitations.

We and Mitsui have agreed that Mitsui has a right to (1) an observer at all of our Board of Directors meetings so long as Mitsui owns at least 2.5% of our outstanding common stock, and (2) designate a senior executive so long as Mitsui owns at least 10% of our outstanding common stock.

Registration Rights Agreements.     Both the Penske companies and Mitsui possess registration rights pursuant to which they are able on two remaining occasions each to register all or part of our common stock held by them, subject to specified limitations. They are also entitled to request inclusion of all or any part of their common stock in any registration of securities by us on Forms S-1 or S-3 under the Securities Act of 1933, as amended.

Other Related Party Interests.     Several of our directors and officers are affiliated with Penske Corporation or related entities. Roger S. Penske, Jr., Roger Penske's son, is one of our directors. Robert Kurnick, our President and a Director, is also the Vice Chair and a Director of Penske Corporation. Mr. Denker, our Executive Vice President — Human Resources is the President of Penske Corporation. Mr. Eisenson, one of our directors, is a director of Penske Corporation. In 2019, we were reimbursed approximately four percent of the base salary of Shane Spradlin, our General Counsel, by Penske Corporation to reflect his efforts on behalf of Penske Corporation affiliates. These employees or directors may receive salary, bonus or other compensation from Penske Corporation or its affiliates unrelated to their service at Penske Automotive.

Penske Truck Leasing.     We own an approximately 28.9% interest in Penske Truck Leasing Co., L.P. ("PTL"), a leading provider of transportation services and supply chain management. PTL is capable of meeting customers' needs across the supply chain with a broad product offering that includes full-service truck leasing, truck rental and contract maintenance, along with logistics services such as dedicated contract carriage, distribution center management, transportation management and lead logistics provider. PTL is owned 41.1% by Penske Corporation, 28.9% by us, and 30% by affiliates of Mitsui & Co., Ltd.

The PTL partnership agreement, among other things, provides us with specified partner distribution and governance rights and restricts our ability to transfer our interest. In addition, the partnership has a six member advisory committee and we are entitled to one of the representatives serving on the advisory committee. We have the right to pro rata quarterly distributions equal to 50% of PTL's consolidated net income and we expect to realize significant cash tax savings.

We may transfer our directly owned interests with the unanimous consent of the other partners, or if we provide the remaining partners with a right of first offer to acquire our interests, except that we may transfer up to 9.02% of our interest to Penske Corporation without complying with the right of first offer to the remaining partner. We and Penske Corporation have previously agreed that (1) in the event of any transfer by Penske Corporation of their partnership interests to a third party, we will be entitled to "tag-along" by transferring a pro rata amount of our partnership interests on similar terms and conditions, and (2) Penske Corporation is entitled to a right of first refusal in the event of any transfer of our partnership interests, subject to the terms of the partnership agreement. Additionally, PTL has agreed to indemnify the general partner for any actions in connection with managing PTL, except those taken in bad faith or in violation of the partnership agreement.

The partnership agreement allows Penske Corporation to give notice to require PTL to begin to effect an initial public offering of equity securities, subject to certain limitations, as soon as practicable after the first anniversary of the initial notice, and, beginning in 2025, we and Mitsui continue to have a similar right to require PTL to begin an initial public offering of equity securities, subject to certain limitations, as soon as reasonably practicable.

In 2019, we received $71.9 million from PTL in pro rata cash distributions. Our Chair and Chief Executive Officer also serves as Chair of PTL, for which he is compensated by PTL. As a limited partner, we do not influence or control the amount of that compensation. In 2019, our subsidiary operating retail commercial truck dealerships, Premier Truck Group, assisted in providing customer financing arrangements at several PTL used truck sales centers in the United States and Canada generating $4.2 million in commissions in 2019.

Our Australian subsidiary, Penske Transportation Group International owns a 28.33% interest in a joint venture with a PTL subsidiary to lease trucks in Australia and New Zealand. The joint venture combines our sales expertise in Australia with PTL's truck leasing experience. We continue to be party to a stockholder's agreement relating to this investment that provides us with specified distribution and governance rights and restricts our ability to transfer our interests.

Other Transactions.     From time to time, we pay and/or receive fees from Penske Corporation and its affiliates for services rendered in the normal course of business, including payments to third parties by Penske Corporation on our behalf which we then reimburse to them, payments to third parties made by us on behalf of Penske Corporation which they then reimburse to us, shared office expenses, shared employee expenses and payments relating to the use of aircraft from Penske Aviation, a subsidiary of Penske Corporation. These transactions are reviewed periodically by our Audit Committee and reflect the provider's cost or an amount mutually agreed upon by both parties. Aggregate payments relating to such transactions amounted to $5.4 million paid by us in 2019.

In June 2008, RP Automotive, an affiliate of Mr. Penske, Jr., purchased two of our subsidiaries operating six franchises in California. In connection with these transactions, the former subsidiaries continue to lease certain fixed assets from us. One of the leases has a term expiring in December 2037 with annual rent of $289,000 per year (or

$5.2 million over the remaining period), and the second lease has a term expiring in February 2027 with annual rent of $219,000 per year (or $1.6 million over the remaining period).

We entered into a license agreement with an affiliate of Penske Corporation for a license of the "Penske Automotive" name. This agreement provides us with a perpetual license of the name "Penske Automotive" and related trade names so long as Penske Corporation and its affiliates own in excess of 20% of our outstanding common stock and we adhere to the other terms of the license agreement. In December 2019, we renewed our two-year marketing arrangement with an affiliate of Jay Penske, Roger S. Penske's son, under which we agreed to incur approximately $600,000 for marketing and subscription services over the two-year period.

From time to time, we enter into arrangements with Penske Truck Leasing and/or other Penske Corporation affiliates and third party vendors in order to achieve the benefits of scale or synergy opportunities as between the companies. These arrangements are reviewed by the Board in accordance with our policy noted above. For example, we aggregate several Penske entities in connection with sourcing certain telecommunications services to achieve the benefits of scale.

On June 3, 2019, we repurchased 256,369 shares of our outstanding common stock from Roger S. Penske for $11.4 million, or $44.40 per share, under our securities repurchase program approved by our Board of Directors.

Our officers, directors and their affiliates periodically purchase, lease or sell vehicles and parts from us or PTL at fair market value. This includes purchases and sales of trucks, logistics and other services and parts as between our subsidiaries and those of PTL (principally consisting of purchases of $15.2 million of trucks and parts by PTL from our PTG subsidiaries, and purchases of $0.6 million of used trucks by PTG from PTL).

Additionally, we hire service technicians who have graduated from Universal Technical Institute ("UTI"), a provider of technical education, whose former Chief Executive Officer, Kimberly McWaters, is one of our directors. Ms. McWaters retired from UTI on October 31, 2019, though she remains a director. We generally make no payments to UTI relating to the hiring of these graduates and hire them on the same terms as other employers. However, in order to assist us in sourcing qualified service technicians for our Premier Truck Group operations, we entered into an arrangement with UTI designed to assist us in sourcing qualified service technicians. We and UTI are jointly designing and developing a training program for soldiers at the Fort Bliss military base near El Paso, Texas. Graduates of the program are intended to have all the skills required to enable them to become technicians in our retail truck business. Our agreement, which runs through June 30, 2024, calls for UTI to recruit qualified soldiers, recruit qualified instructors and provide training for 40 soldiers per year, and for us to pay for the initial build of the training space, provide training support and provide and maintain training vehicles. We paid $48,435 under this arrangement in 2019, which was paid in developing the training space.

On December 12, 2018, we entered into a Services Agreement with Mitsui under which Mitsui employee Masashi Yamanaka, one of our directors, assisted the Company in strategic development of business opportunities and relationships in transportation related industries and the evaluation of new technologies in the automotive and trucking sectors. From January 9, 2019, to February 28, 2019 when we terminated the Services Agreement, we paid a fee of $49,583 for these services. Beginning March 1, 2019, Mr. Yamanaka was designated our Executive Vice President, Strategic Relationship Management for which he received $304,946 in total compensation, including a tax allowance of $7,871 relating to $19,991 of non-cash compensation. Mr. Yamanaka is an employee of Mitsui & Co., Ltd. To the extent his salary exceeded or was less than an amount set annually by Mitsui, he made or received payments to/from Mitsui intended to mitigate the effect of exchange rate changes.

Ms. Pierce is a Senior Executive Vice President of Huntington Bank. In 2019, Huntington Bank purchased $46.0 million in automotive contracts from us, representing 1,931 vehicles and we received $1.9 million in finance reserve and preferred lender fees from Huntington Bank.

Information about Attending the Meeting

2020 Annual Meeting of Stockholders

8:00 a.m. Eastern Daylight Time, May 13, 2020
Penske Automotive Group
2555 Telegraph Road
Bloomfield Hills, Michigan 48302

Voting in Person at the Meeting

We encourage you to submit proxies in advance by telephone, by Internet or by mail. You may also vote in person at the annual meeting instead, or may execute a proxy designating a representative to vote for you at the meeting. If your shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot in order to be able to vote your shares at the meeting.

Admission

You will be asked to verify proof of ownership of our stock before being admitted to our annual meeting. If you hold shares indirectly through a bank or brokerage firm, please bring a recent statement to verify your ownership. We reserve the right to deny admission to anyone who cannot verify he or she is one of our stockholders. Cameras and recording devices will not be permitted.

We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our website, www.penskeautomotive.com within the "Investor Relations" section, and we encourage you to check this website prior to the meeting if you plan to attend.

Proxies are solicited by or on behalf of our Board of Directors. We will bear the cost of this solicitation. In addition to the solicitation of the proxies by mail, some of our officers and regular employees, without extra remuneration, may solicit proxies personally, or by telephone or otherwise. In addition, we will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and we will reimburse them for their expenses in forwarding soliciting materials, which are not expected to exceed an aggregate of $10,000.

We will provide without charge to each of our stockholders, on the written request of such stockholder, a copy of our Form 10-K for the year ended December 31, 2019 and any of the other documents referenced herein. Copies can be obtained from Penske Automotive Group, Inc., Investor Relations, 2555 Telegraph Road, Bloomfield Hills, Michigan 48302-0954 (248-648-2500) or (866-715-5289).

Dated: March 19, 2020

Appendix A

PENSKE AUTOMOTIVE GROUP, INC.
2020 EQUITY INCENTIVE PLAN

1.    Purpose.    The purpose of this 2020 Equity Incentive Plan (the "Plan") is to further the long term stability and financial success of Penske Automotive Group, Inc. (the "Company") by (a) attracting and retaining key employees, members of the Board of Directors and other contributors to the Company and its Affiliates through the use of equity and cash incentives and (b) encouraging equity ownership in the Company by members of the Company's Board of Directors and management. It is believed that ownership of Company Stock will stimulate the efforts of those Participants upon whose judgment and interest the Company is and will be dependent for the successful conduct of its business. It is also believed that awards granted under this Plan will strengthen their desire to remain with the Company and will further align those Participants' interests with those of the Company's shareholders.

2.    Definitions.    When the following terms are capitalized, they shall have the meanings indicated, unless otherwise provided in an Award Agreement:

(a)
"Act" means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Act shall include reference to any successor or replacement provision of the Act, and any regulations promulgated with respect to such provision.

(b)
"Affiliate" means a Parent or Subsidiary of the Company, whether existing as of the effective date of the Plan or hereafter created or acquired.

(c)
"Applicable Withholding Taxes" means the amount of federal, state, local and foreign income and payroll taxes that the Company is required by applicable law to withhold in connection with any Award, provided, however, that if shares of Company Stock are used to pay such Applicable Withholding Taxes, then the Fair Market Value of such shares may not exceed the total maximum statutory tax withholding obligations associated with the Award to the extent needed for the Company (or an Affiliate) to avoid an accounting charge.

(d)
"Award" means individually or collectively, the award of an Option, Stock Appreciation Right, Company Stock Award, Incentive Award or Restricted Award.

(e)
"Award Agreement" means the written or electronic document that sets forth the terms of a Participant's Award and may include a separate written or electronic employment or services agreement between the Company or an Affiliate and a Participant, to the extent such agreement provides for any type of Award permitted to be granted under the Plan and is granted in accordance with the terms of the Plan.

(f)
"Board" means the Board of Directors of the Company.

(g)
"Change of Control" means the occurrence of the following event: any individual, entity or group (as defined in Section 13(d)(3) of the Act) other than the Permitted Holders becomes the beneficial owner (as defined in Rule 13(d)(3) under the Act) of Company securities that constitute more than 50% of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business). Notwithstanding the foregoing, (i) no Change of Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions; and (ii) for purposes of an Award (A) that provides for the payment of deferred compensation that is subject to Code Section 409A upon a Change of Control or (2) with respect to which the Company permits a deferral election, the definition of "Change of Control" shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award and deferral election to comply with Code Section 409A.

(h)
"Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor or replacement provision of the Code, and any regulations promulgated with respect to such provision.

(i)
"Committee" means the Plan administrator, as described under Section 14, and to the extent of any delegation, the delegate of the Committee.

(j)
"Company" means Penske Automotive Group, Inc., a Delaware corporation, and any successor thereto.

(k)
"Company Contributor" means a consultant, advisor or other individual (except a member of the Board or an employee of the Company, a Parent or a Subsidiary of the Company), who (i) renders bona fide services to the Company or any Affiliate that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction; and (ii) does not promote or maintain a market for the Company's securities.

(l)
"Company Stock" means the common stock of the Company. In the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(m)
"Company Stock Award" means an award of Company Stock made without any restrictions.

(n)
"Date of Grant" means the date on which the Committee authorizes an Award, or such later date as shall be designated by the Committee.

(o)
"Disability" or "Disabled" means, as to an Incentive Stock Option, a disability within the meaning of Code Section 22(e)(3), and, as to a Restricted Stock Unit and any other Award determined to be subject to Code Section 409A, a disability within the meaning of Code Section 409A(a)(2)(C). As to all other forms of Awards, the Committee shall determine whether a disability exists and such determination shall be conclusive.

(p)
"Fair Market Value" means, for purposes of determining the value of Company Stock (i) on the Date of Grant, the Stock Exchange closing price of Company Stock on the Date of Grant, (ii) on the date of exercise, the Stock Exchange closing price of Company Stock on the date preceding the exercise date, and (iii) for all other purposes, unless the Committee specifies a different method, the Stock Exchange closing sale price on the day as of which the Fair Market Value is to be determined. In all such cases, if no sale occurs on the relevant date, then the Stock Exchange closing price of Company Stock as of the immediately preceding date on which such a sale occurred shall be used. Notwithstanding the foregoing, with respect to a sale of shares of Company Stock on a Stock Exchange, the actual sale price shall be the Fair Market Value of such shares. If Company Stock is not listed on a national or regional Stock Exchange or market system, Fair Market Value shall be determined by the Committee in good faith, subject to compliance with Code Section 409A.

(q)
"Incentive Award" means a long or short-term incentive award with payment in the form of cash, Company Stock or a combination of both, as designated by the Committee and conditioned on the attainment of specified Performance Goals, or any other event that the Committee determines.

(r)
"Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(s)
"Maturity Date" means, with respect to a Restricted Stock Unit, the date upon which all restrictions applicable to such Restricted Stock Unit have lapsed or been removed.

(t)
"Nonstatutory Stock Option" means an Option that does not meet the requirements of Code Section 422 or, even if meeting the requirements of Code Section 422, is not intended to be an Incentive Stock Option and is so designated.

(u)
"Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Act.

(v)
"Option" means a right to purchase Company Stock granted under Section 7 of the Plan, at a price determined in accordance with the Plan.

(w)
"Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code Section 424(e).

(x)
"Participant" means any employee, director or other Company Contributor who receives an Award under the Plan. Where the context so requires, all references to a Participant includes the legal or personal representative thereof or any transferee.

(y)
"Performance Goals" means any objective or subjective goals that the Committee shall select with respect to any Award under the Plan. A Performance Goal may, but is not required to, relate to one or more of the following with respect to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine: specified levels of or increases or decreases in revenue, return on equity, earnings per share, total earnings, earnings growth, earnings from continuing operations, EBITDA, EBITDAR, return on capital/equity, return on assets, gross profit, earnings before interest and taxes, sales, sales growth, gross or operating margin, cost reduction goals, fixed cost coverage measurements (including the ratio of service and parts revenues to operating costs), return on investment, increase in the fair market value of the Common Stock, share price (including growth measures and total stockholder return), market capitalization, operating profit, profit margin, net income, cash flow (including operating cash flow and free cash flow), financial return ratios, expense ratios, total return to shareholders, market share, earnings measures/ratios, balance sheet measurements (including debt to equity ratios, maintenance of specified credit availability levels, compliance with credit covenants, inventory measurements and receivables/payables metrics), human resources measurements (including measurements of employee turnover, workers' compensation costs and employee satisfaction), internal rate of return, unit sales, same store sales, specified levels of acquisitions/acquired revenue, customer satisfaction and productivity and compliance objectives (including lack of material weakness in internal controls, each as determined in accordance with the relevant AICPA or PCAOB principles). The Committee will determine the method of measuring or evaluating a Performance Goal, and reserves the right to adjust or modify such method at any time.

(z)
"Permitted Holder" means (i) Mr. Roger S. Penske, his estate, guardians, conservators, administrators, committees or personal representatives; (ii) immediate family members and lineal descendants of Mr. Roger S. Penske and their respective guardians, conservators, administrators, committees or personal representatives; (iii) trusts or other entities created for the benefit of any of the Persons listed in (i) or (ii) above or for the benefit of a trust covered by this clause (iii); and (iv) any other Person or entity and their respective Subsidiaries, in each case so long as the Persons or entities covered by clauses (i), (ii) or (iii), directly or indirectly, control such Person or entities. For purposes of this definition, "control" when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

(aa)
"Restricted Award" means, collectively, the award of Restricted Stock or Restricted Stock Units.

(bb)
"Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(cc)
"Restricted Stock Unit" means an award granted upon the terms and subject to the restrictions and limitations set forth in Section 6 that entitles the holder to receive a payment equal to the Fair Market Value of a share of Company Stock on the Maturity Date.

(dd)
"Rule 16b-3" means Rule 16b-3 adopted pursuant to Section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number re-designation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan's adoption. The provisions of the Plan referring to Rule 16b-3 shall apply only to Participants who are subject to Section 16 of the Act.

(ee)
"Stock Appreciation Right" means a right to receive amounts from the Company awarded upon the terms and subject to the restrictions set forth in Section 8.

(ff)
"Stock Exchange" means the principal national securities exchange on which Company Stock is listed for trading, or, if Company Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Company Stock has been traded in the aggregate during the last 20 days before a Date of Grant, or date on which an Option is exercised, whichever is applicable.

(gg)
"Subsidiary" means any business entity (including, but not limited to, a corporation, partnership or limited liability company) of which a company directly or indirectly owns 50% of the voting interests of the entity unless the Committee determines that the entity should not be considered a Subsidiary for purposes of the Plan. If a company owns less than 50% of the voting interests of the entity, the entity will be considered a Subsidiary for purposes of the Plan only if the Committee determines that the entity should be so considered. For purposes of Incentive Stock Options, Subsidiary shall be limited to a subsidiary within the meaning of Code Section 424(f).

(hh)
"Substitute Awards" means Awards granted or shares of Company Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case, by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

(ii)
"10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or

  Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3.    General.    Awards may be granted under the Plan in the form of Options, Stock Appreciation Rights, Company Stock Awards, Incentive Awards and Restricted Awards. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4.    Number of Shares of Company Stock and Compensation Cap.

(a)
Plan Reserve.    Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 5,000,000 shares of Company Stock, which shall be authorized, but unissued shares (the "Reserve").

(b)
Depletion of Reserve.    The Reserve shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted. For clarity, an Award that provides for settlement solely in cash shall not cause any depletion of the Reserve at the time such Award is granted. If such Award is later amended, however, to permit or require settlement in Shares, then the Reserve shall be depleted, at the time of such amendment, by the maximum number of Shares which may be issued in settlement of such Award.

(c)
Replenishment of Reserve.    Shares of Company Stock that are subject to Awards but that (i) are not issued under the Award as a result of the expiration or termination of the Award, or because such Award is settled in cash, (ii) will not be issued because the criteria for issuance of such shares will not be met, (iii) are issued but forfeited pursuant to the terms of the Award, or (iv) are issued but the Company subsequently reacquires them pursuant to rights reserved upon the issuance of such shares, shall be recredited to the Reserve and may again be used for new Awards under this Plan. Notwithstanding the foregoing, shares of Company Stock recredited to the Reserve pursuant to clause (iv) may not be issued pursuant to Incentive Stock Options. Shares that are withheld by, or tendered back to, the Company for payment of Applicable Withholding Taxes or to pay the exercise price of an Option shall not be recredited to the Reserve.

(d)
Individual Award Limits.    Subject to Section 13 of the Plan, no more than 1,000,000 shares of Company Stock may be allocated to the Awards that are granted to any one Participant during any single calendar year, of which no more than 1,000,000 shares of Company Common Stock may be awarded to any one Participant in the form of Incentive Stock Options during any single calendar year.

(e)
Substitute Awards.    Substitute Awards shall not reduce the Reserve or the per-Participant Award limits under Section 4(e). Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Company Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Participants prior to such acquisition or combination.

5.    Eligibility.

(a)
Individuals Eligible for Awards.    All present and future employees or directors of the Company or any of its Affiliates, and other Company Contributors shall be eligible to receive Awards under the Plan. Subject to any restrictions imposed in the Plan, the Committee shall have the power and discretion, as provided in Section 14, to select which employees, directors and Company Contributors shall receive Awards and to determine for each such Participant the terms and conditions, the nature of the Award and the number of shares or units to be allocated to each Participant as part of each Award.

(b)
No Guarantee of Awards or Employment.    Neither the grant of an Award nor anything else in the Plan shall obligate the Company or any Affiliate to pay a Participant any particular amount of remuneration, to continue the employment or service of the Participant after the grant or to make further grants to the Participant at any time thereafter.

6.    Company Stock Awards, Incentive Awards and Restricted Awards.

(a)
Grant of Company Stock Award.    Whenever the Committee deems it appropriate to grant a Company Stock Award, the Company shall provide an Award Agreement to the Participant stating the number of shares of Company Stock for which the Company Stock Award is granted, and the terms and conditions thereof. A Company Stock Award may be made by the Committee in its discretion without cash consideration.

(b)
Grant of Incentive Award.    Whenever the Committee deems it appropriate to grant an Incentive Award, the Company shall provide an Award Agreement to the Participant stating the terms and conditions on which the Incentive Award is granted. An Incentive Award may be made by the Committee in its discretion with or without cash consideration.

(c)
Grant of Restricted Award.    Whenever the Committee deems it appropriate to grant a Restricted Award, the Company shall provide an Award Agreement to the Participant stating the number of shares of Restricted Stock or number of Restricted Stock Units for which the Restricted Award is granted and the terms and conditions thereof, to the extent consistent with paragraphs (d) and (e) below, as applicable. A Restricted Award may be made by the Committee in its discretion without cash consideration.

(d)
Restricted Award Terms.

(i)
All Restricted Awards.    A Restricted Stock Award issued pursuant to the Plan shall be subject to the following restrictions:

(1)
None of such shares or units may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares or units shall have lapsed.

(2)
Unless specified otherwise in a Participant's Award Agreement or as permitted by the Plan, the restrictions on such shares or units must remain in effect for a period of no less than one year from the Date of Grant.

(3)
Unless specified otherwise in a Participant's Award Agreement or as permitted by the Plan, if a Participant ceases to be employed by the Company or any Affiliate, or otherwise ceases to be a Company Contributor, as applicable, prior to the date the restrictions on such Award shall have lapsed, then the Participant shall forfeit to the Company any Restricted Awards on the date such Participant shall cease to be so employed.

    (4)
    The Committee may establish such other restrictions on such shares or units that the Committee deems appropriate, including, without limitation, events of forfeiture and Performance Goals that must be achieved for the vesting of Awards.

  (ii)
  Restricted Stock Awards.    Upon the acceptance by a Participant of an award of Restricted Stock, unless otherwise set forth in the Award Agreement, such Participant shall, subject to the restrictions set forth in paragraph (d)(i) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such award of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates, if any, representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's Award Agreement. If shares of Restricted Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant's Award Agreement must be given to the shareholder in the manner required by law.

  (iii)
  Restricted Stock Unit Awards.

  (1)
  Each Restricted Stock Unit shall entitle the Participant, on the Maturity Date, to receive from the Company an amount equal to the Fair Market Value on the Maturity Date of one share of Company Stock subject to any limitations or enhancements on such value as the Committee may set forth in the notice of the Restricted Stock Unit Award.

  (2)
  The manner in which the Company's obligation arising on the Maturity Date of a Restricted Stock Unit shall be paid and date of payment shall be determined by the Committee and shall be set forth in the Participant's Award Agreement. The Committee may provide for payment in Company Stock or cash or a fixed combination of Company Stock and cash, or the Committee may reserve the right to determine the manner of payment at the time the payment is made.

  (3)
  A Participant receiving an award of Restricted Stock Units shall not possess any rights of a shareholder with respect to the Restricted Stock Units and shall be entitled to receive payments equivalent to dividends and other distributions paid on shares of Company Stock only to the extent set forth in the Award Agreement.

(e)
Withholding Taxes.    Each Participant shall agree at the time the Participant's Company Stock Award, Incentive Award and/or Restricted Award is granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates free of a legend reflecting the restrictions set forth in paragraph (d) above shall be issued to such Participant for Restricted Stock. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes for an Award of Company Stock, Restricted Stock, or Restricted Stock Units that are settled in shares of Company Stock, if the grant so provides, or the Committee by separate action so permits, the Participant may elect to (i) deliver shares of Company Stock (either by actual delivery or attestation) or (ii) have the Company retain that number of shares of Company Stock that otherwise be issued under the Award, in each case having a Fair Market Value sufficient to satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change any election procedure it establishes at any time. The Applicable Withholding Taxes attributable to

  Restricted Stock Units or Incentive Awards that are settled in cash may be withheld from the cash payment by the Company to the Participant for such Restricted Stock Units or Incentive Award.

(f)
Legend on Share Certificates.    The Company may place on any certificate representing Company Stock issued under this Section 6 any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require of the Participant a customary written indication of the Participant's investment intent.

7.    Options.

(a)
Grant of Options.    Whenever the Committee deems it appropriate to grant Options, the Company shall provide an Award Agreement to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject, including whether vesting will be contingent on the achievement of any Performance Goals, as the Committee acting in its complete discretion deems consistent with the terms of the Plan. Incentive Stock options only may be granted to employees of the Company, the Parent or a Subsidiary of the Company.

(b)
Exercise Price.    The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to an employee who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c)
Exercise of Stock Options.    Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's Award Agreement; provided that:

(i)
No Incentive Stock Option may be exercised after the first to occur of:

(x)
Ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant;

(y)
Three months after the date of the Participant's termination of employment with the Company and its Affiliates for reasons other than death or Disability; or

(z)
One year following the date of the Participant's termination of employment from the Company and its Affiliates by reason of death or Disability.

    If an Incentive Stock Option remains exercisable after the time periods set forth in clauses (y) or (z), then it shall be treated as a Nonstatutory Stock Option following the end of such time periods.

  (ii)
  An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(d)
Automatic Exercise.    Notwithstanding the foregoing, an Option Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one share of Company Stock exceeds the exercise price of the Option, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding shares of Company Stock otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of shares of Company Stock for which the Option was deemed exercised, less the number of shares of Company Stock required to be withheld for the payment of the total purchase price and Applicable Withholding Taxes; and any fractional share of Company Stock shall be cancelled or settled in cash as determined by the Company.

8.    Stock Appreciation Rights.

(a)
Grant of Stock Appreciation Rights.    Whenever the Committee deems it appropriate to grant Stock Appreciation Rights, the Company shall provide an Award Agreement to the Participant stating the number of shares for which Stock Appreciation Rights are granted, the exercise price per share, and the conditions to which the grant and exercise of the Stock Appreciation Rights are subject, including whether vesting will be contingent on the achievement of any Performance Goals, as the Committee acting in its complete discretion deems consistent with the terms of the Plan.

(b)
Calculation of Value.    Stock Appreciation Rights shall entitle the Participant, upon the exercise of all or any part of the Stock Appreciation Rights, to receive from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Rights over (y) the Fair Market Value on the Date of Grant of the Company Stock covered by the Stock Appreciation Rights. The Committee may limit the amount that the Participant may be entitled to receive upon exercise of the Stock Appreciation Right.

(c)
Exercise.    Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Committee shall specify in the Participant's Stock Appreciation Rights Award Agreement.

(d)
Settlement.    The manner in which the Company's obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Award Agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

9.    Method of Exercise of Options and Stock Appreciation Rights.

(a)
Notice and Payment of Exercise Price.    Options and Stock Appreciation Rights may be exercised by the Participant by giving notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of a purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, or the Committee by separate action so permits, the Participant may (i) deliver shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price (either by actual delivery or attestation), (ii) to the extent permitted under applicable laws and regulations, deliver a properly executed exercise notice together with irrevocable instructions to a broker to exercise all or part of the Option, sell a sufficient number of shares of Company Stock to cover the exercise price and other costs and expenses associated with such sale and deliver promptly the amount necessary to pay the exercise price or

  (iii) request that the Company reduce the number of shares of Company Stock issued by the number of shares having an aggregate Fair Market Value equal to the aggregate exercise price. The Participant shall not be entitled to make payment of the exercise price other than in cash unless provisions for an alternative payment method are included in the Participant's stock option Award Agreement or are agreed to in writing by the Company with the approval of the Committee prior to exercise of the Option.

(b)
Legend on Share Certificates.    The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require of the Participant a customary written indication of the Participant's investment intent.

(c)
Shareholder Rights.    Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

(d)
Withholding Taxes.    Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right to pay to the Company Applicable Withholding Taxes, or make arrangements satisfactory to the Company regarding the payment to the Company of such amounts. Until Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or a Stock Appreciation Right.

  As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes if the Option or Stock Appreciation Rights Award Agreement so provides, or the Committee by separate action so provides, a Participant may elect to (i) deliver shares of Company Stock, (ii) to the extent permitted under applicable laws and regulations, deliver irrevocable instructions to a broker to exercise all or part of the Option, sell a sufficient number of shares of Company Stock to cover the Applicable Withholding Taxes and expenses associated with such sale and deliver promptly the amount necessary to pay the Applicable Withholding Taxes, or (iii) have the Company retain that number of shares of Company Stock that would otherwise be issuable upon exercise having a Fair Market Value that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee.

(e)
Compliance with Laws.    Notwithstanding anything herein to the contrary, if the Company is subject to Section 16 of the Act, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

10.    Nontransferability of Awards.    Except as described below or as otherwise determined by the Committee and set forth in a Participant's Award Agreement, no Award shall be transferable by a Participant except by will or the laws of descent and distribution, and an Option or Stock Appreciation Right shall be exercised only by a Participant during the lifetime of the Participant. Notwithstanding the foregoing, a Participant may assign or transfer an Award that is not an Incentive Stock Option with the consent of the Committee to a family member (or trust or other entity for the benefit of the Participant or the Participant's family members), without consideration (each transferee thereof, a "Permitted Assignee"); provided that any such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and transferred Award and shall execute an Award Agreement satisfactory to the Company evidencing such obligations. Notwithstanding the foregoing, a Participant who transfers an Award, as well as the Participant's transferee, also shall remain bound by the terms and conditions of the Plan.

11.    Effective Date of the Plan.    This Plan shall become effective on May 13, 2020, subject to the approval of the holders of a majority of the shares present or represented by proxy at a duly held meeting of shareholders of the Company on such date.

12.    Termination and Amendment of Plan and Awards.

(a)
Term of Plan.    If not sooner terminated by the Board pursuant to Section 12(b), this Plan shall terminate when all shares of Company Stock reserved for issuance hereunder have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no Incentive Stock Options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan for such purpose. No Awards shall be granted under the Plan after its termination. If the Plan is terminated by the Board pursuant to Section 12(b), then the authority of the Board and the Committee under this Section 12 and to otherwise administer the Plan will extend beyond the date of this Plan's termination to the extent necessary to administer Awards outstanding on the date of the Plan's termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(b)
Termination and Amendment of Plan.    The Board may, at any time, terminate the Plan or amend the Plan in such respects as it shall deem advisable, subject to the following limitations:

(i)
Shareholders must approve any amendment to the Plan to the extent the Company determines that such approval is required by the Code, Rule 16b-3, the listing requirements of the Stock Exchange on which Company Stock is then traded, or any other applicable law, including, but not limited to, an amendment that (i) increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 13), (ii) expands the class of persons eligible to receive Awards, or (iii) materially increases the benefits accruing to Participants under the Plan.

(ii)
A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Award previously granted to such Participant, except that the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable law, and to cause Awards to meet the requirements of the Code, including Code Sections 422 and 409A.

(c)
Amendment, Modification or Cancellation of Awards.    The Committee may modify, amend, or cancel any Award, or waive any restrictions or conditions applicable to any Award, subject to the following limitations:

(i)
Any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant, except that the Committee need not obtain Participant consent for the adjustment or cancellation of an Award pursuant to Section 13 or to the extent the Committee determines it necessary to comply with Rule 16b-3 or any other applicable law, the Code, or the listing requirements of the Stock Exchange or market on which the Shares are then traded.

(ii)
Other than as provided in Section 13, outstanding Options or Stock Appreciation Rights may not (A) be amended to reduce the exercise price or grant price of such outstanding Options or Stock Appreciation Rights; (B) be cancelled in exchange for Options or Stock Appreciation Rights with an exercise or grant price that is less than the exercise price of the original Options or Stock Appreciation Rights; or (C) be cancelled in exchange for cash or other securities if the exercise price or grant price of such outstanding Option or Stock Appreciation Right is greater than the Fair Market Value of a share of Company Stock.

13.    Change in Capital Structure.

(a)
Adjustment of Shares.    In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, reorganization, reincorporation, consolidation, special dividend, spin-off or other change in the Company's capital stock without the receipt of consideration by the Company (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), or any other event shall occur (which event, in the judgment of the Board or Committee, necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted thereunder, the aggregate and individual maximum number of shares or securities which may be delivered under the Plan pursuant to Section 4, and the exercise price and other terms and relevant provisions of Awards shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons; provided, however, that no adjustment of an outstanding Option or Stock Appreciation Right may be made that would create a deferral of income or a modification, extension or renewal of such Option or Stock Appreciation Right under Code Section 409A except as permitted thereby. If the adjustment would produce fractional shares with respect to any Incentive Award, Restricted Award or unexercised Option or Stock Appreciation Right, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

  Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares (including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the shares; provided that the number of shares of Company Stock subject to any Award payable or denominated in shares must always be a whole number, and any fractional share resulting from such adjustment shall be rounded down to the nearest whole share, unless the Committee determines otherwise.

(b)
Change of Control.    If an Award Agreement specifies the treatment of an Award upon a Change of Control, then such provisions in the Award Agreement shall control, notwithstanding any contrary provision in this Plan. If an Award Agreement does not contain provisions regarding treatment of an Award upon a Change of Control, then, unless provided otherwise by the Board or Committee prior to a Change of Control, in the event of a Change of Control:

(i)
Each outstanding Option or Stock Appreciation Right shall become immediately and fully vested and all Options and Stock Appreciations Rights shall be cancelled as of the closing of the Change of Control in exchange for a cash payment equal to the excess of the "Change in Control Price" (meaning the price paid or deemed paid in the Change of Control transaction, as determined by the Committee) over the exercise or grant price of such Awards;

(ii)
Outstanding Restricted Awards and Incentive Awards that are not then vested shall vest assuming, if applicable, the Performance Goals were met at the higher of (A) 100% of target or (B) the level of achievement of the Performance Goals measured at the time of the Change of Control and assuming that the Performance Goals would continue to be achieved at the same rate through the end of the performance period; and

  (iii)
  Except as otherwise expressly provided in any agreement between a Participant and the Company or one of its Affiliates, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the Committee may, in its discretion, reduce the amount of such payment to the extent required to prevent the imposition of such excise tax.

(c)
Participant Consent Not Required.    Any determination made or action taken under this Section 13 by the Committee or Board shall be final and conclusive and may be made or taken without the consent of any Participant.

14.    Administration of the Plan.    The Plan shall be administered by the Committee, which shall be the full Board or a committee appointed by the Board, consisting of not less than two members of the Board. As of the Effective Date, the Board appoints the Compensation and Management Development Committee of the Board to be the Committee for purposes of the Plan. The Committee shall have general authority to impose any limitation or condition upon an Award that the Committee deems appropriate to achieve the objectives of the Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a)
Authority.    The Committee shall have the power and complete discretion to determine (i) which eligible employees, directors and other Company Contributors shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, subject to Section 2(p), (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time and/or upon the achievement of Performance Goals, and when it shall be fully vested, (vii) when Options or Stock Appreciation Rights may be exercised, (viii) whether a Disability exists, subject to Section 2(o), (ix) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (x) conditions relating to the length of time before disposition of Company Stock received under an Award is permitted, (xi) the manner of payment of Applicable Withholding Taxes, (xii) the terms and conditions applicable to Restricted Awards, (xiii) the terms and conditions on which restrictions upon Restricted Awards shall lapse, (xiv) whether to accelerate the time at which any or all restrictions with respect to Restricted Awards will lapse or be removed, (xv) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xvi) any additional requirements relating to Awards that the Committee deems appropriate.

  The Committee may accelerate the vesting of an Award, or cause the lapse of restrictions related to such Award, or deem an Award to be earned, in whole or in part, in the event of the Participant's death, Disability, retirement, termination of employment, Change of Control, or any other event as determined by the Committee in its sole discretion.

(b)
Administrative Rules.    The Committee may adopt rules and procedures for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)
Delegation to Subcommittee.    If a committee of the Board is appointed to serve as the Committee, such Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, including the power to delegate a subcommittee of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

(d)
Delegation to Officers.    To the extent permitted by applicable law, the Committee may delegate to one or more Officers the authority to exercise the Committee's authority under the Plan, other than with respect to Participants who are Officers.

(e)
Rule 16b-3.    As to Awards that that are authorized by the Committee and intended to be exempt under Rule 16b-3 of the Exchange Act, the requirements of Rule 16b-3(d)(1) under the Exchange Act with respect to committee action also are intended to be satisfied. To the extent applicable, Committee members shall meet the requirements of the rules and regulations of the Stock Exchange.

(f)
Indemnification.    In addition to such other rights of indemnification as they may have, the members of the Committee (or any subcommittee or Officer who is a delegate thereof) shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board) or paid by the Board in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be determined in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within 60 days after receipt of notice of institution of any such action, suit or proceeding, a Committee member shall offer the Company in writing the opportunity, at its own cost, to handle and defend the same.

15.    Notice.    All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

(a)
If to the Company — at its principal business address to the attention of the Secretary;

(b)
If to any Participant — at the last address of the Participant known to the sender at the time the notice or other communication is sent.

In either event, notice may also be delivered via email as long as the email account is one used in the regular course of business of the Participant or Company representative. In addition, notice may be provided in accordance with such procedures adopted by the Committee, which may include notice provided via a third party administrator platform.

16.    Compliance with Code Section 409A.

(a)
To the extent that amounts payable under this Plan are subject to Code Section 409A, the Plan and Awards are intended to comply with such Code Section 409A and official guidance issued thereunder. Otherwise, the Plan and Awards are intended to be exempt from Code Section 409A. Notwithstanding anything to the contrary, the Plan and Awards shall be interpreted, operated and administered in a manner consistent with these intentions.

(b)
For purposes of the Plan, all references to "employment termination," "termination from employment," "termination from service," "separation from service" or like phrases are intended to constitute a "separation from service" as defined by Code Section 409A.

(c)
Notwithstanding anything in the Plan to the contrary, if a Participant is a specified employee (within the meaning of the default provisions for determining specified employees under Section 409A of the Code) with respect to the Company at the time of the Participant's employment termination or separation from service, all payments that are not then exempt from Code Section 409A, which are payable as a result of such employment termination or separation from service, and would have been due during the six-month period following the Participant's employment termination or separation from service shall be aggregated and paid on the date that is six months and one day after the Participant's employment termination or separation from service (or, if earlier, as soon as practicable after the date of the Participant's death).

17.    Clawback.    Notwithstanding any other provisions in this Plan, all Awards shall be subject to recovery under (a) any law, government regulation or Stock Exchange listing requirement, and (b) any recoupment or clawback policy adopted by the Board. Any amendment to such clawback policy after the date an Award is granted shall be applicable to such Award without the need for Participant consent.

18.    Miscellaneous.

(a)
No Shareholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Company Stock subject to an Award unless otherwise stated herein or until such Participation has satisfied all requirements under the terms of the Award.

(b)
No Guarantee of Tax Treatment.    Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Parent or Subsidiary indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c)
Governing Law.    The terms of the Plan shall be governed by the laws of the State of Delaware, without regard to conflict of law provisions at any jurisdiction.

(d)
Limitations on Actions and Venue.    Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one (1) year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint, and the exclusive jurisdiction, forum, and venue with respect to any such legal action or proceeding shall be the state and federal courts, as applicable, located in Detroit, Michigan.

(e)
Construction.    Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(f)
Requirements of Law and Securities Exchange.    The granting of Awards and the issuance of Company Stock in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or Stock Exchanges or markets as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Company Stock under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any Stock Exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Company Stock issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any Stock Exchange.

(g)
No Fractional Shares.    No fractional Shares or other securities may be issued or delivered pursuant to this Plan. If, but for this provision, fractional Shares would be issuable pursuant to an Award, then such fractional Share shall be canceled without payment thereunder. Notwithstanding the foregoing, the Committee may alternatively decide, in its sole discretion, to cause such fractional Shares to be rounded up to the nearest whole Share or for a cash payment to be made equal to the Fair Market Value of such fractional Share.

(h)
Unfunded Plan.    This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan's benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company's general unsecured creditors. Neither the Company nor any Subsidiary will be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

(i)
Severability.    If any provision of this Plan or any Award Agreement (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

(j)
Manner of Action.    Board and Committee actions and authorizations with respect to the Plan and Awards granted thereunder are not required to take any specific form. For example, and without limiting the generality of the foregoing, any action or authorization by the Board or the Committee that is not described as an amendment, but that would be inconsistent with the Plan or an Award agreement as then in effect, shall be given the same effect as a formal amendment thereto (provided that such amendment is permitted by Section 12).

IN WITNESS HEREOF, this instrument has been executed as of the 13th day of May, 2020.

PENSKE AUTOMOTIVE GROUP, INC.

By:	Claude H. Denker, III, Executive Vice President, Human Resources

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 12, 2020.

Vote by Internet
	•	Go to www.envisionreports.com/pag
	•	Or scan the QR code with your smartphone
	•	Follow the steps outlined on the secured website
Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in

this example.  Please do not write outside the designated areas.   ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals – The Board of Directors recommends that you vote FOR the following proposals:
1.	Election of Directors:
		For	Withhold
01 — John D. Barr		☐	☐
02 — Lisa Davis		☐	☐
03 — Wolfgang Dürheimer		☐	☐
04 — Michael R. Eisenson		☐	☐
05 — Robert H. Kurnick, Jr.		☐	☐
06 — Kimberly J. McWaters		☐	☐
07 — Greg Penske		☐	☐
08 — Roger S. Penske		☐	☐
09 — Sandra E. Pierce		☐	☐
10 — Greg C. Smith		☐	☐
11 — Ronald G. Steinhart		☐	☐
12 — H. Brian Thompson		☐	☐
13 — Masashi Yamanaka		☐	☐

		For	Against	Abstain

2.	Approval of the 2020 Equity Incentive Plan.	☐	☐	☐

3.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditing firm for the year ending December 31, 2020.	☐	☐	☐

4.	Approval, by non-binding vote, of executive compensation.	☐	☐	☐

B  Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign.  When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.		Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/	/

 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.

Form of Proxy Card — Penske Automotive Group, Inc.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Penske Automotive Group, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes all prior proxies and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin and each of them, as proxies with full power of substitution, to vote on behalf of the undersigned the same number of shares of Common Stock, par value $0.0001 per share, of Penske Automotive Group, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on May 13, 2020 at 8:00 a.m., Eastern Daylight Time, at our corporate headquarters, 2555 Telegraph Road, Bloomfield Hills, Michigan 48302, and at any postponements or adjournments thereof, on any matter properly coming before the meeting, and specifically the matters described on the reverse side hereof.

THE PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, FOR APPROVAL OF OUR 2020 EQUITY INCENTIVE PLAN, FOR RATIFICATION OF OUR AUDITORS, FOR APPROVAL OF OUR EXECUTIVE COMPENSATION AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. THE PROPOSALS HEREIN ARE PROPOSED BY THE BOARD OF DIRECTORS.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

C Non-Voting Items

Change of Address – Please print your new address below.	Comments – Please print your comments below.	Meeting Attendance
Mark the box to the right ☐ if you plan to attend the Annual Meeting

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!